As filed with the Securities and Exchange Commission on April 2, 1999
                                                   Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                              LEGATO SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                                   94-3077394
       (State or Other Jurisdiction              (I.R.S. Employer Identification
     of Incorporation or Organization)                       Number)

                                3210 Porter Drive
                               Palo Alto, CA 94304
                                 (650) 812-6000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                 Stephen C. Wise
                             Chief Financial Officer
                              Legato Systems, Inc.
                                3210 Porter Drive
                               Palo Alto, CA 94304
                                 (650) 812-6000
                (Name, Address, Including Zip Code, and Telephone
                    Number, Including Area Code, of Agent for
           Service) The Commission is requested to send copies of all communications to:

                         Robert V. Gunderson, Jr., Esq.
                            Daniel E. O'Connor, Esq.
                            Gunderson Dettmer Stough
                      Villeneuve Franklin & Hachigian, LLP
                             155 Constitution Drive
                          Menlo Park, California 94025
                                 (650) 321-2400

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                  CALCULATION OF REGISTRATION FEE
----------------------------- ---------------------- ------------------- ------------------------ ------------------
                                                     Proposed   Maximum
   Title of each class of         Amount to be       Offering Price         Proposed Maximum          Amount of
Securities to be Registered        Registered         per Security(1)      Aggregate Offering     Registration Fee
                                                                                Price(1)
----------------------------- ---------------------- ------------------- ------------------------ ------------------
 Common Stock, no par value      720,000 shares            $47.00                $47.00              $9,408.00

----------------------------- ---------------------- ------------------- ------------------------ ------------------

(1) The price of $47.00 per share, which was the average of the high and low prices of the Common Stock on the Nasdaq National Market on April 1, 1999 is set forth solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended.


     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   Subject to Completion, dated April 2, 1999

                                 720,000 Shares

                              LEGATO SYSTEMS, INC.

                                  Common Stock

                                -----------------

              INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS.
                     SEE "RISK FACTORS" STARTING ON PAGE 4.

                                -----------------




         The selling stockholders listed on page 13 are offering and selling 720,000 shares of our common stock under this prospectus.


         The selling stockholders may offer their Legato stock through public or private transactions, on or off the Nasdaq National Market, at prevailing market prices, or at privately negotiated prices.


         Our common stock is traded on The Nasdaq National Market under the symbol "LGTO." On April 1, 1999, the closing bid price of the common stock on The Nasdaq National Market was $47.00 per share.


                         ------------------------------


         Neither the Securities and Exchange Commission Nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                         ------------------------------

                  The date of this Prospectus is April __, 1999




                          ----------------------------

                                TABLE OF CONTENTS

                                                                         Page

Business of Legato Systems, Inc.                                            3
Recent Developments                                                         3
Risk Factors                                                                4
Forward-Looking Statements                                                 12
Use of Proceeds                                                            12
Selling Stockholders                                                       13
Plan of Distribution                                                       14
Legal Matters                                                              14
Experts                                                                    14
Where You Can Find More Information                                        14

                             THE BUSINESS OF LEGATO

         Legato develops, licenses, markets and supports a broad, integrated suite of storage management software applications operating on multiple computer systems. Our NetWorker family of software products, from which we derive a substantial amount of our revenues, and Global Enterprise Management Systems, support many storage management server platforms, such as UNIX and Windows NT, and can accommodate a variety of servers, clients, applications, databases and storage devices. We license our products through resellers and directly to end users in North America, Europe and Asia Pacific. We also license our source code in exchange for initial licensing fees to original equipment manufacturers and receive ongoing royalties from the original equipment manufacturers' product sales. Substantially all of the original equipment manufacturers are large computer system and software suppliers located in the United States, Europe and Asia Pacific.

         Our principle executive offices are located at 3210 Porter Drive, Palo Alto, California 94304 and our telephone number is (650) 812-6000.



                          RECENT DEVELOPMENTS AT LEGATO

     On October 25, 1998, we entered into a definitive agreement to acquire Qualix Group, Inc. (dba FullTime Software, Inc.), a developer of distributed, enterprise-wide, cross-platform, adaptive computing solutions that enable customers to proactively manage application service level availability. The agreement provides for the issuance of 1,721,000 shares of our common stock in exchange for all the common stock and options of Qualix Group, Inc. The transaction is expected to be completed by the end of April of 1999, and is subject to the satisfaction of standard closing conditions, including the approval of Qualix Group, Inc. stockholders. We expect to account for the transaction as a pooling-of-interests.


         On April 1, 1999, we completed the acquisition of Intelliguard Software, Inc. and O.R.P., Inc., developers of standards-based storage management solutions for storage area networks. In this document, we refer to Intelliguard Software, Inc. and O.R.P., Inc. collectively as "Intelliguard". We issued 720,000 shares of our common stock and provided cash consideration of $9,112,500 for all of the outstanding stock and stock rights of Intelliguard. We accounted for the transaction as a business purchase combination.


                         ------------------------------

                This Prospectus includes trademarks of Legato and
                              other corporations.
                         ------------------------------

                                  RISK FACTORS


     OUR QUARTERLY OPERATING RESULTS ARE VOLATILE AND UNCERTAIN. OUR FAILURE TO MEET PUBLIC MARKET ANALYSTS' EXPECTATIONS WOULD HARM THE MARKET PRICE OF OUR COMMON STOCK.

     Our quarterly operating results have varied in the past and may vary in the future. We believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as indications of future performance. We believe that our operating results may be below the expectations of public market analysts and investors in some future quarter or quarters. In the past, our common stock price has on occasion declined following earnings announcements. Our failure to meet analyst or investor expectations would likely seriously harm the market price of our common stock.

     We cannot predict our future revenue with any significant degree of certainty for several reasons including:

     - Product revenue in any quarter is substantially dependent on orders booked and shipped in that quarter, since we operate with virtually no order backlog;

     - We do not recognize revenue on sales to domestic distributors until the products are sold through to end-users; o The storage management market is rapidly evolving; o Our sales cycles vary substantially from customer to customer, in large part because we are becoming increasingly dependent upon larger enterprise license transactions to corporate customers. Such transactions include product license, service and support components and take a long time to complete;

     - The timing of large orders can significantly affect revenue within a quarter; and

     - License and royalty revenue are difficult to forecast. Our royalty revenue is dependent upon product license sales by OEMs of their products that incorporate our software. Accordingly, these royalty revenues are subject to OEMs' product cycles, which are also difficult to predict. Fluctuations in licensing activity from quarter to quarter further impact royalty revenues, because initial license fees generally are non-recurring and recognized upon the signing of a license agreement.

     Our expense levels are relatively fixed and are based, in part, on our expectations of our future revenue. Consequently, if revenue levels fall below our expectations, our net income will decrease because only a small portion of our expenses varies with our revenues.


     OUR MARKET IS HIGHLY COMPETITIVE AND IF WE ARE UNABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS WILL BE HARMED.

     We operate in the enterprise storage management market, which is intensely competitive, highly fragmented and characterized by rapidly changing technology and evolving standards. Competitors vary in size and in the scope and breadth of the products and services offered.

     We expect to encounter new competitors as we enter new markets. In addition, many of our existing competitors are broadening their platform coverage. We also expect increased competition from systems and network management companies, especially those that have historically focused on the mainframe market and are broadening their focus to include the client/server market. In addition, since there are relatively low barriers to entry in the software market, we expect additional competition from other established and emerging companies. We also expect that competition will increase as a result of future software industry consolidations. Increased competition could harm us by causing, among other things:

     -    Price reductions;

     -    Reduced gross margins; and

     -    Loss of market share.

     Many of our current and potential competitors have longer operating histories and have substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition and a larger customer base, than we have. As a result, certain current and potential competitors can respond more quickly to new or emerging technologies and changes in customer requirements. They can also devote greater resources to the development, promotion, sale and support of their products. In addition, current and potential competitors may establish cooperative relationships among themselves or with third parties. If so, new competitors or alliances among competitors may emerge and rapidly acquire significant market share. In addition, network operating system vendors could introduce new or upgrade existing operating systems or environments that include functionality offered by our products. If so, our products could be rendered obsolete and unmarketable. For all the foregoing reasons, we may not be able to compete successfully, which would seriously harm our business, operating results and financial condition.


     WE DEPEND ON OUR NETWORKER PRODUCT LINE. A DECLINE IN THE PRICE OF, DEMAND FOR, OR MARKET ACCEPTANCE OF, NETWORKER WOULD SERIOUSLY HARM OUR BUSINESS.

     We currently derive, and expect to continue to derive, a substantial amount of our revenue from our NetWorker software products and related services. A decline in the price of or demand for NetWorker, or failure to achieve broad market acceptance of NetWorker, would seriously harm our business, operating results and financial condition. We cannot reasonably predict NetWorker's remaining life for several reasons, including:

     -    The recent emergence of our market;

     -    The effect of new products, applications or product enhancements;

     - Technological changes in the network storage management environment in which NetWorker operates; and

     -    Future competition.


     IF WE DO NOT RESPOND TO RAPID TECHNOLOGICAL CHANGES OUR EXISTING PRODUCTS COULD BECOME OBSOLETE.

     The markets for our products are characterized by rapid technological change, changing customer needs, frequent new software product introductions and evolving industry standards. The introduction of products embodying new technologies and the emergence of new industry standards could render our existing products obsolete and unmarketable. To be successful, we need to develop and introduce new software products, including new releases, applications and enhancements on a timely basis that keep pace with technological developments and emerging industry standards and address the increasingly sophisticated needs of our customers.

We may:

     - Fail to develop and market new products that respond to technological changes or evolving industry standards; o Experience difficulties that could delay or prevent the successful development, introduction and marketing of these new products; or

     - Fail to develop new products that adequately meet the requirements of the marketplace or achieve market acceptance

If so, our business, operating results and financial condition would be seriously harmed.

     As of December 31, 1998, we had 193 employees engaged in research and development, which represented 29% of our total workforce. If potential new products are delayed or do not achieve market acceptance, our business, operating results and financial condition would be seriously harmed. We plan to introduce and market several potential new products in the next twelve months. Some of our competitors currently offer certain of these potential new products. Such potential new products are subject to significant technical risks. We may fail to introduce such potential new products on a timely basis or at all. In the past, we have experienced delays in the commencement of commercial shipments of our new products. Such delays caused customer frustrations and delay or loss of product revenue. If potential new products are delayed or do not achieve market acceptance, our business, operating results and financial condition would be seriously harmed. In the past, we have also experienced delays in purchases of our products by customers anticipating our launch of new products. Our business, operating results and financial condition would be seriously harmed if customers defer material orders in anticipation of new product introductions.


     WE RELY ON ENTERPRISE LICENSE TRANSACTIONS AND FAILURE TO SUCCESSFULLY MARKET OUR PRODUCTS IN ENTERPRISE-LEVEL TRANSACTIONS WOULD HARM OUR BUSINESS.

     In the past, we marketed our products at the department-level of corporate customers. Within the last two years, we began to pursue larger enterprise license transactions with corporate customers. We may fail to complete or increase the number of such larger enterprise license transactions. Such failure would seriously harm our business, operating results and financial condition. Our operating results are sensitive to the timing of such orders. Such orders are difficult to manage and predict, because:

     - The sales cycle is typically lengthy, generally lasting three to six months, and varies substantially from transaction to transaction;

     -    They often include product license, service and support components;

     - They typically involve significant technical evaluation and commitment of capital and other resources; and o Customers' internal procedures frequently cause delays in orders. Such internal procedures include approval of large capital expenditures, implementation of new technologies within their networks, and testing new technologies that affect key operations.

Due to the large size of enterprise transactions, if orders forecasted for a specific transaction for a particular quarter are not realized in that quarter, our operating results for that quarter may be seriously harmed.

     Historically, we have not had a separate large enterprise or national accounts sales force and only within the last eighteen months have we begun to develop direct sales groups focused on these larger accounts. To succeed in the national accounts market, we will be required to continue to transition our existing sales forces into enterprise level sales groups, and attract and retain qualified personnel. Such personnel will require training about and knowledge of our products. We may not be successful in creating the necessary sales organization or in attracting, retaining or training these individuals. Historically, we have licensed our products at the departmental level. Success in the enterprise and national accounts market will require, among other things, establishing and continuing to develop relationships and contacts with senior technology officers at these accounts. Our business, financial condition and results of operations would be seriously harmed if our sales force is not successful in these efforts.


     WE RELY ON INDIRECT SALES CHANNELS AND IF THESE INDIRECT SALES CHANNELS DO NOT PERFORM ADEQUATELY, OUR REVENUES WOULD DECLINE.

     We rely significantly on our distributors, systems integrators and resellers for the marketing and distribution of our products. Our agreements with resellers are generally not exclusive and in many cases may be terminated by either party without cause. Many of these resellers carry product lines that are competitive with our products. These resellers may not give a high priority to the marketing of our products. We may not be able to retain any of our current resellers or successfully recruit new resellers. Any such changes in our distribution channels could seriously harm our business, operating results and financial condition.

     Our strategy is also to increase the proportion of our customers licensed through OEMs. We may fail to achieve this strategy. We are currently investing, and intend to continue to invest resources to develop this channel. Such investments could seriously harm our operating margins. We depend on our OEMs' ability to develop new products, applications and product enhancements on a timely and cost-effective basis that will meet changing customer needs and respond to emerging industry standards and other technological changes. Our OEMs may not effectively meet these technological challenges. These OEMs:

     -    Are not within our control;

     - May incorporate the technologies of other companies into their products in addition to, or to the exclusion of, our technologies; and

     - Are not obligated to purchase products from us. In addition, our OEMs generally have exclusive rights to our technology on their platforms, subject to certain minimum royalty obligations.

Our OEMs may not continue to carry our products. The inability to recruit, or the loss of, important OEMs could seriously harm our business, operating results and financial condition.


     WE  DEPEND  ON   INTERNATIONAL   REVENUE  AND  THEREFORE  OUR  BUSINESS  IS
SUSCEPTIBLE TO NUMEROUS RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS.

     Our continued growth and profitability will require further expansion of our international operations. To successfully expand international operations, we must:

     -    Establish additional international operations;

     -    Hire addition personnel; and

     -    Recruit additional international resellers.

These efforts will require significant management attention and financial resources and could seriously harm our operating margins. If we fail to further expand our international operations in a timely manner, our business, operating results and financial condition could be seriously harmed. In addition, we may fail to maintain or increase international market demand for our products. Our international sales are currently denominated in U.S. dollars. An increase in the value of the U.S. dollar relative to foreign currencies could make our products more expensive and, therefore, potentially less competitive in those markets. In some markets, localization of our products is essential to achieve market penetration. We may incur substantial costs and experience delays in localizing our products. We may fail to generate significant revenue from localized products.

     Additional  risks  inherent  in  our  international   business   activities
generally include:

     - Significant reliance on our distributors and other resellers who do not offer our products exclusively;

     -    Unexpected changes in regulatory requirements;

     -    Tariffs and other trade barriers;

     -    Lack of acceptance of localized products, if any, in other countries;

     -    Longer accounts receivable payment cycles;

     -    Difficulties in managing international operations;

     - Potentially adverse tax consequences, including restrictions on the repatriation of earnings;

     -    The burdens of complying  with a wide variety of  international  laws;
          and

     - The risks related to the recent global economic turbulence and adverse economic circumstances in Asia.

The occurrence of such factors could seriously harm our international sales and, consequently, our business, operating results and financial condition.


      IN ORDER TO PROPERLY MANAGE OUR GROWTH AND EXPANSION, WE MAY NEED TO IMPROVE AND IMPLEMENT NEW SYSTEMS, PROCEDURES AND CONTROLS.

     We have recently experienced a period of significant expansion of our operations. Our headcount increased from 303 at December 31, 1996 to approximately 738 at February 28, 1999 and will increase further upon the integration of employees from our recent acquisition of Intelliguard. Also, we expect our headcount to increase upon the closing of the Full Time acquisition expected to be completed by the end of April of 1999. This growth has placed and will place a significant strain upon our management systems and resources. We plan to expand the geographic scope of our customer base and operations. This expansion has resulted and will continue to result in substantial demands on our management resources.

     From time to time, we receive customer complaints about the timeliness and accuracy of customer support. We plan to add customer support personnel in order to address current customer support needs. If we are not successful hiring such personnel, our business, operating results and financial condition could be seriously harmed. Our ability to compete effectively and to manage future expansion of our operations, if any, will require us to:

     - Continue to improve our financial and management controls, reporting systems and procedures on a timely basis; and

     -    Expand, train and manage our employee work force.

     Our failure to do so could seriously harm our business, operating results and financial condition.


     If We Do Not Successfully Integrate Recent and Pending Acquisitions, Our Business Would Be Harmed.

     We expect that we will face numerous challenges in integrating the operations of recently completed and pending acquisitions. On August 6, 1998, we acquired Software Moguls, Inc. ("SMI"), a developer of advanced backup-retrieval products for the Windows NT and UNIX environments. On April 1, 1999, we acquired Intelliguard Software, Inc., a developer of standards-based storage management solutions for storage area networks.

     On October 25, 1998, we entered into a definitive agreement to acquire Qualix Group, Inc. (dba FullTime Software, Inc.), a developer of distributed, enterprise-wide, cross-platform, adaptive computing solutions. The acquisition is expected to be completed by the end of April of 1999, subject to the satisfaction of standard closing conditions, including shareholder approval.

     We may make additional acquisitions in the future. Acquisitions of companies, products or technologies entail numerous risks, including:

     - An inability to successfully assimilate acquired operations and products;

     -    Diversion of management's attention;

     -    Loss of key employees of acquired companies;

     -    Substantial transaction costs; and

     - Substantial additional costs charged to operations as a result of the failure to consummate acquisitions.

     Some of the products we acquired may require significant additional development before they can be marketed and may not generate revenues at levels we anticipate. Moreover, any future acquisitions may result in dilutive issuances of our equity securities, the incurrence of debt, large one-time write-offs and the creation of goodwill or other intangible assets that could result in amortization expense. Any such factors could seriously harm our business, financial condition and results of operations.


     IF THE STORAGE MANAGEMENT MARKET DOES NOT CONTINUE TO GROW, OUR SALES OPPORTUNITIES WOULD BE LIMITED.

     All of our business is in the storage management market. The storage management market is still an emerging market and may not continue to grow. Our future financial performance will depend in large part on continued growth in the number of organizations adopting company-wide storage and management solutions for their client/server computing environments. If this market fails to grow or grows more slowly than we currently anticipate, our business, operating results and financial conditions would be seriously harmed.


     WE RELY ON OUR KEY PERSONNEL.

     Our future performance depends on the continued service of our key technical and senior management personnel. None of our key technical or senior management personnel is bound by an employment agreement. The loss of the services of one or more of our officers or other key employees could seriously harm our business, operating results and financial condition. Our future success also depends on our continuing ability to attract and retain highly qualified technical and managerial personnel. Competition for such personnel is intense, and we may fail to retain our key technical and managerial employees or attract, assimilate or retain other highly qualified technical and managerial personnel in the future.


     PROTECTION OF OUR INTELLECTUAL PROPERTY IS LIMITED.

Our success depends significantly upon protecting our intellectual property which are our most important assets. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult, and software piracy can be expected to be a persistent problem. In licensing our products, other than in enterprise license transactions, we rely on "shrink wrap" licenses that are not signed by licensees. Such licenses may be unenforceable under the laws of certain jurisdictions. In addition, the laws of some other countries do not protect our proprietary rights to as great an extent as do the laws of the United States. Our means of protecting our proprietary rights may not be adequate. Our competitors may independently develop similar technology, duplicate our products or design around patents issued to us or other intellectual property rights of ours.

     From time to time, we have received claims that we are infringing third parties' intellectual property rights. In the future, we may be subject to claims of infringement by third parties with respect to current or future products, trademarks or other proprietary rights. We expect that software product developers will increasingly be subject to infringement claims as the number of products and competitors in our industry segment grows and the functionality of products in different industry segments overlaps. Any such claims, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements with third parties. If such royalty or licensing agreements, if required, are not available on terms acceptable to us, our business, operating results and financial condition could be seriously harmed.


     DEFECTS IN OUR PRODUCTS WOULD HARM OUR BUSINESS.

     Our license agreements with our customers typically contain provisions designed to limit exposure to potential product liability claims. In licensing our products, other than in enterprise license transactions, we rely on "shrink wrap" licenses that are not signed by licensees. Such licenses may be unenforceable under the laws of certain jurisdictions. As a result of these and other factors, limitation of liability provisions contained in our license agreements may not be effective. Our products can be used to manage data critical to organizations. As a result, the sale and support of products we offer may entail the risk of product liability claims. A successful product liability claim brought against us could seriously harm our business, operating results and financial condition.


     YEAR 2000 ISSUES COULD AFFECT OUR BUSINESS.

     Many currently installed computer systems and software products include coding to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. Our computer systems and/or software will need to be upgraded to comply with such "Year 2000" requirements. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. Significant uncertainty exits the software industry concerning the potential effects associated with such problems.

     We have conducted Year 2000 compliance reviews for current versions of our products. The reviews include:

     -    Assessment;

     -    Implementation;

     -    Validation testing; and

     -    Contingency planning.

     We respond to customer concerns about our products on a case-by-case basis. Although we believe our software products are Year 2000 compliant, our software products may not contain all the necessary software routines and programs for the accurate calculation, display, storage and manipulation of data involving dates. Failure of our software products to contain all the necessary software routines and programs for the accurate calculation, display, storage and manipulation of data involving dates would seriously harm our business, operating results and financial condition.

     To the extent information is publicly available we have assessed the Year 2000 compliance status of our customers. If our current or future customers fail to achieve Year 2000 compliance or we divert technology expenditures to address Year 2000 compliance problems, our business, results of operations, or financial condition would be seriously harmed.

     We have tested software obtained from third parties that is incorporated into our products, and seek assurances from vendors that licensed software is Year 2000 compliant. Despite such testing and assurances, products incorporated into our products may contain undetected errors or defects associated with Year 2000 date functions. Known or unknown errors or defects in our products may result in:

     -    Delay or loss of revenue;

     -    Diversion of development resources;

     -    Damage to our reputation; or

     -    Increased service and warranty costs.

The occurrence of any of the foregoing could seriously harm our business, operating results, or the financial condition.

     We believe the software and hardware we use internally comply with Year 2000 requirements. During 1998, we replaced or upgraded much of our internal use hardware and software. In addition, we are not aware of any material operational issues or costs associated with preparing our internal use software and hardware for the Year 2000. However, serious, unanticipated negative consequences, including material costs caused by undetected errors or defects in the technology used in our internal systems may occur. The occurrence of any of the foregoing could seriously harm our business, operating results or financial condition.

     We have funded our Year 2000 compliance review from operating cash flows and have not separately accounted for these costs in the past. We will incur additional amounts related to the Year 2000 compliance review including:

     -    Administrative personnel to manage the review; and

     - Outside contractors to provide technical advice and technical support for our products, product engineering, and customer satisfaction.

     We are currently developing contingency plans to be implemented as part of our efforts to identify and correct Year 2000 problems. Depending on the systems affected, these plans include:

     -    Accelerated replacement of affected equipment or software;

     -    Short to medium-term use of backup equipment and software;

     - Increased work hours for our personnel or use of contract personnel to correct (on an accelerated schedule) any Year 2000 problems that arise or to provide manual workarounds for information systems; and

     -    Other similar approaches

If we are required to implement any of these contingency plans, it could seriously harm our business, financial condition and operating results. Our ability to achieve Year 2000 compliance and the level of incremental costs associated therewith, could be seriously impacted by, among other things:

     -    The availability and cost of programming and testing resources;

     -    Vendors' ability to modify proprietary software; and

     -    Unanticipated problems identified in the ongoing compliance review.

                          FORWARD - LOOKING STATEMENTS


         This prospectus, including the documents incorporated by reference herein, contains forward-looking statements that involve risks and uncertainties. Statements contained in this Prospectus or incorporated by reference herein that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the 1934 Act, including statements regarding the Legato's expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to the Legato on the date hereof, and Legato assumes no obligation to update any such forward-looking statements. Legato's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth in this prospectus under "Risk Factors." You should carefully consider the risks described in the "Risk Factors" section, in addition to the other information set forth in this prospectus and incorporated by reference herein, before making an investment decision.


                                 USE OF PROCEEDS


         All net proceeds from the sale of Legato common stock will go to the stockholders who offer and sell their shares. Accordingly, Legato will not receive any proceeds from the sale of the shares by the selling stockholders.

                              SELLING STOCKHOLDERS



         The following table sets forth certain information, as of April 1, 1999, with respect to the number of shares of common stock owned by the selling stockholders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares are being registered to permit public secondary trading of the shares, and the selling stockholders may offer the shares for resale from time to time. Based upon 38,082,575 shares of common stock outstanding on March 29, 1999, George B. Wilson is the only selling stockholder that owns more than 1% of the outstanding stock of Legato. See "Plan of Distribution."


         The shares being offered by the selling stockholders were acquired from Legato in our acquisition of Intelliguard Software, Inc. and O.R.P., Inc., pursuant to a stock purchase agreement signed on January 27, 1999. The shares of common stock were issued pursuant to an exemption from the registration requirements of the Securities Act. The selling stockholders represented to Legato that they were acquiring the shares for investment and with no present intention of distributing the shares.

         Legato has filed with the SEC, under the Securities Act, a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale of the shares from time to time on The Nasdaq National Market or in privately-negotiated transactions. Legato has agreed to use its best efforts to keep such registration statement effective until the earlier of such time as (i) all the shares have been sold or (ii) all the shares may be sold under Rule 144 of the Securities Act in any three-month period.

         The Shares offered by this prospectus may be offered from time to time by the selling stockholders named below:


                                 Shares Beneficially Owned                            Shares Beneficially Owned
                                    Prior to Offering                                    After the Offering

Name and Address of Selling      Number of                       Number of Shares     Number of
Stockholders                     Shares          Percent         Being Offered        Shares        Percent
------------                     ------          -------         -------------        ------        -------
George B. Wilson                  450,000 (1)       1.2                450,000             0             -
1261 Farm Road
Berwyn, PA 19312

Roger K. Stager                   135,000 (2)        *                 135,000             0             -
683 Newbury Street
Livermore, CA 94550

Donald Trimmer                    135,000 (2)        *                 135,000             0             -
                                  -------            -                 -------             -             -
1687 Quail Court
Livermore, CA 94550

TOTAL                             720,000           1.9                720,000             0             -
                                  =======           ===                =======             =             =

-----------------
*    Less than 1%


(1) Includes 56,250 shares of common stock that are subject to an escrow in favor of Legato to satisfy any breaches of representations and warranties made by Intelliguard or certain of its stockholders in connection with Legato's acquisition of Intelliguard. Such escrow will expire April 1, 2000.

(2) Includes 16,875 shares of common stock that are subject to an escrow in favor of Legato to satisfy any breaches of representations and warranties made by Intelliguard or certain of its stockholders in connection with Legato's acquisition of Intelliguard. Such escrow will expire April 1, 2000.

                              PLAN OF DISTRIBUTION

         The shares offered hereby may be sold by the selling stockholders at various times in one or more of the following transactions:

     -    In the over-the-counter market;

     -    On The Nasdaq National Market;

     -    In privately negotiated transactions; or

     -    In a combination of any of the above transactions.

         The selling stockholders may sell their shares at market prices prevailing at the time of the sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.


         The selling stockholders may use broker-dealers to sell their shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they acted as agents.

         For the purposes of this Prospectus, the term "selling stockholders" shall include donees, pledgees and other assignees selling shares received from a selling stockholder named herein as well as any donees, pledgees and other assignees selling shares received from such donees, pledgees or assignees.


                                  LEGAL MATTERS


         The legality of the securities offered hereby will be passed upon for Legato by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Menlo Park, California.

                                     EXPERTS


         The consolidated balance sheets of Legato as of December 31, 1998, and 1997 and the consolidated statements of income and comprehensive income, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1998 incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements of Qualix Group, Inc., as of June 30, 1998 and June 30, 1997 and for each of the three years in the period ended June 30, 1998 are incorporated by reference in this prospectus from Legato Systems, Inc.'s registration statement No. 333-74433 on Form S-4. Such consolidated financial statements have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at "http://www.sec.gov."

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         1. Annual Report on Form 10-K for the year ended December 31, 1998, filed on February 10, 1999, as amended by Legato's amendment to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998, filed on March 4, 1999;

         2. The information from the section entitled "Unaudited Pro Forma Combined Condensed Consolidated Financial Statements", appearing on pages 71-75, and the section entitled "Qualix Group, Inc. Consolidated Financial Statements", appearing on pages F-1 - F-23, of Legato's registration statement on Form S-4 filed on March 16, 1999 (File No.
                  333-74433);

         3. The description of Legato capital stock contained in Legato's registration statement on Form 8-A, dated May 24, 1995, including any amendment or report updating such description; and

         4. The description of Legato capital stock contained in Legato's registration statement on Form 8-A, dated May 23, 1997, including any amendment or report updating such description

         You may request a copy of these  filings,  at no cost, by calling us at
(650) 812-6000 or by writing to us at the following address:

                              Legato Systems, Inc.
                                3210 Porter Drive
                               Palo Alto, CA 94304
                            Attn: Investor Relations

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.






                                 720,000 Shares







                              LEGATO SYSTEMS, INC.






                                  Common Stock




                                  -------------


                                 April __, 1999

                                 --------------

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the sale of the common stock being registered. All the amounts shown are estimates except for the registration fee.


        Securities and Exchange Commission Registration Fee..................................          $10,000
        Legal Fees and Expenses..............................................................           10,000
        Accounting Fees and Expenses.........................................................            5,000
        Transfer Agent and Registrar Fees....................................................           14,500
        Miscellaneous........................................................................            4,500
                                                                                                     ---------
             Total...........................................................................          $44,000
                                                                                                       =======

Item 15.  Indemnification of Officers and Directors.

         Section 145 of the Delaware General Corporation law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         In accordance with the DGCL, Legato's Certificate of Incorporation ("Certificate") contains a provision to limit the personal liability of the directors of Legato for violations of their fiduciary duty as a director. This provision eliminates each director's liability to Legato or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Legato or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

         Article  XI of  Legato's  Certificate  and  Article  VII,  Section 6 of
Legato's Bylaws provide for indemnification of the officers and directors of Legato to the fullest extent permitted by applicable law.

         Legato has entered into indemnification agreements with each director and executive officer which provide indemnification to such directors and executive officers under certain circumstances for acts or omissions which may not be covered by directors' and officers' liability insurance.

Item 16.  Exhibits.

         The exhibits listed in the Exhibit Index as filed as part of this Registration Statement.

         (a)  Exhibits


Exhibit
Number        Description
2.1           Stock  Purchase  Agreement,  dated January 27, 1999, by and among Legato  Systems,  Inc.,  Intelliguard
              Software, Inc. and the Selling Stockholders.
3.1 (1)       Amended and Restated Certificate of Incorporation of the Registrant, as amended to date
3.2 (2)       Amended and Restated Bylaws of the Registrant adopted on May 23, 1997
3.3 (3)       Form of Certificate of Designation filed in connection with Rights Agreement, dated May 23, 1997
4.1           Reference is made to Exhibits 3.1, 3.2 and 3.3
4.2 (4)       Specimen Common Stock Certificate
4.6 (4)       Restated  Investor Rights  Agreement,  dated September 8, 1993,  among the Registrant and the investors and the founders  named therein,  as amended  January 28, 1994 and
              February  13,  1995 4.7 (3) Rights  Agreement,  dated May 23,  1997  between the
              Company and Harris Trust and Savings Bank, including
              the  Certificate of  Designation of Series A Junior  Participating
              Preferred Stock,  Form of Right  Certificate and Summary of Rights
              to Purchase  Preferred Shares attached thereto as Exhibit A, B and
              C, respectively.
5.1           Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
23.1          Consent of PricewaterhouseCoopers LLP.
23.2          Consent of Gunderson  Dettmer  Stough  Villeneuve  Franklin &  Hachigian,  LLP (included in the opinion filed as Exhibit 5.1).
23.3          Consent of Deloitte & Touche LLP.
24.1          Power of Attorney (reference is made to the signature page of this Registrant Statement).
-------------------

(1) Incorporated by reference to the registrant's definitive Proxy Statement for Special Meeting of Stockholders, dated May 31, 1996 and definitive Proxy Statement for Annual Meeting of Stockholders, dated April 6, 1998.

(2) Incorporated by reference to the registrant's Current Report on Form8-K, dated June 6, 1997.

(3)   Incorporated by reference to the registrant's Form 8-A,dated May 30, 1997.

(4) Incorporated by reference to the registrant's Registration Statement on Form S-1, filed May 9, 1995 (File No. 33-92072).



Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 2nd day of April, 1999.

                                             Legato systems, inc.


                                         By:   /s/   Louis C. Cole
                                              Chairman of the Board,President
                                              and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Louis C. Cole and Stephen C. Wise, and each of them, the lawful attorneys and agents, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents determine may be necessary or advisable or required to enable Legato Systems, Inc., a Delaware corporation, to comply with the Securities Act, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.


         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                                        Title                                 Date
                ---------                                        -----                                 ----
/s/  Louis C. Cole                            Chairman of the Board, President and Chief           April 2, 1999
----------------------------------------
Louis C. Cole                                 Executive Officer (Principal Executive
                                              Officer)
/s/  Stephen C. Wise                          Senior Vice President, Finance and                   April 2, 1999
----------------------------------------
Stephen C. Wise                               Administration and Chief Financial Officer
                                              (Principal Financial and Accounting Officer)

/s/  Eric A. Benhamou                         Director                                             April 2, 1999
----------------------------------------
Eric A. Benhamou

/s/  H. Raymond Bingham                       Director                                             April 2, 1999
----------------------------------------
H. Raymond Bingham

/s/  Kevin A. Fong                            Director                                             April 2, 1999
----------------------------------------
Kevin A. Fong

/s/  David N. Strohm                          Director                                             April 2, 1999
----------------------------------------
David N. Strohm

/s/  Phillip E. White                         Director                                             April 2, 1999
----------------------------------------
Phillip E. White

                                  Exhibit Index



Exhibit
Number        Description
2.1           Stock  Purchase  Agreement,  dated January 27, 1999, by and among Legato  Systems,  Inc.,  Intelliguard
              Software, Inc. and the Selling Stockholders.
3.1 (1)       Amended and Restated Certificate of Incorporation of the Registrant, as amended to date
3.2 (2)       Amended and Restated Bylaws of the Registrant adopted on May 23, 1997
3.3 (3)       Form of Certificate of Designation filed in connection with Rights Agreement, dated May 23, 1997
4.1           Reference is made to Exhibits 3.1, 3.2 and 3.3
4.2 (4)       Specimen Common Stock Certificate
4.6 (4)       Restated  Investor Rights  Agreement,  dated September 8, 1993,  among the Registrant and the investors and the founders  named therein,  as amended  January 28, 1994 and
              February  13,  1995 4.7 (3) Rights  Agreement,  dated May 23,  1997  between the
              Company and Harris Trust and Savings Bank, including
              the  Certificate of  Designation of Series A Junior  Participating
              Preferred Stock,  Form of Right  Certificate and Summary of Rights
              to Purchase  Preferred Shares attached thereto as Exhibit A, B and
              C, respectively.
5.1           Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
23.1          Consent of PricewaterhouseCoopers LLP.
23.2          Consent of Gunderson  Dettmer  Stough  Villeneuve  Franklin &  Hachigian,  LLP (included in the opinion filed as Exhibit 5.1).
23.3          Consent of Deloitte & Touche LLP.
24.1          Power of Attorney (reference is made to the signature page of this Registrant Statement).
-------------------

(1) Incorporated by reference to the registrant's definitive Proxy Statement for Special Meeting of Stockholders, dated May 31, 1996 and definitive Proxy Statement for Annual Meeting of Stockholders, dated April 6, 1998.

(2) Incorporated by reference to the registrant's Current Report on Form8-K, dated June 6, 1997.

(3)   Incorporated by reference to the registrant's Form 8-A,dated May 30, 1997.

(4) Incorporated by reference to the registrant's Registration Statement on Form S-1, filed May 9, 1995 (File No. 33-92072).

                                                                     EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                              LEGATO SYSTEMS, INC.,

                          INTELLIGUARD SOFTWARE, INC.,

                               DRG HOLDINGS, INC.,

                                  O.R.P., INC.,

                                  ROGER STAGER,

                                 DONALD TRIMMER,

                                       AND

                                  GEORGE WILSON



                                January 27, 1999


                                TABLE OF CONTENTS



                                                                                                               Page

ARTICLE I  THE ACQUISITION........................................................................................1
         1.1  The Acquisition.....................................................................................1
         1.2  Purchase Price......................................................................................1
         1.3  Closing.............................................................................................2

ARTICLE II  REPRESENTATIONS AND WARRANTIES REGARDING TARGET AND ITS SUBSIDIARIES..................................2
         2.1  Organization, Standing and Power....................................................................3
         2.2  Capital Structure...................................................................................3
         2.3  Target Stock Plan...................................................................................4
         2.4  Authority...........................................................................................4
         2.5  Financial Statements................................................................................5
         2.6  Absence of Certain Changes..........................................................................5
         2.7  Absence of Undisclosed Liabilities..................................................................5
         2.8  Accounts Receivable.................................................................................6
         2.9  Litigation..........................................................................................6
         2.10  Restrictions on Business Activities................................................................6
         2.11  Governmental Authorization.........................................................................6
         2.12  Title to Property..................................................................................7
         2.13  Intellectual Property..............................................................................7
         2.14  Environmental Matters..............................................................................8
         2.15  Taxes.............................................................................................10
         2.16  Employee Benefit Plans............................................................................12
         2.17  Employees and Consultants.........................................................................14
         2.18  Related-Party Transactions........................................................................16
         2.19  Insurance.........................................................................................16
         2.20  Compliance with Laws..............................................................................16
         2.21  Brokers'and Finders'Fees..........................................................................16
         2.22  No Vote Required..................................................................................16
         2.23  Inventory.........................................................................................16
         2.24  Trade Relations...................................................................................16
         2.25  Customers and Suppliers...........................................................................17
         2.26  Material Contracts................................................................................17
         2.27  No Breach of Material Contracts...................................................................18
         2.28  Third-Party Consents..............................................................................19
         2.29  Year 2000 Compliance..............................................................................19
         2.30  Minute Books......................................................................................19
         2.31  Complete Copies of Materials......................................................................19
         2.32  Representations Complete..........................................................................19

ARTICLE III  ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE TARGET STOCKHOLDERS................................19
         3.1  Title to Target Common Stock.......................................................................20
         3.2  Purchase for Own Account...........................................................................20
         3.3  Authority..........................................................................................20
         3.4  Brokers'and Finders'Fees...........................................................................21
         3.5 Accredited Investor.................................................................................21
         3.6  Restricted Securities..............................................................................22
         3.7 Further Limitations on Disposition..................................................................22
         3.8  Legends............................................................................................22
         3.9  Agreement to Retain Shares.........................................................................22
         3.10  Agreement to Vote Shares and Grant Proxy..........................................................23

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF ACQUIROR...........................................................23
         4.1  Organization, Standing and Power...................................................................24
         4.2  Capital Structure..................................................................................24
         4.3  Authority..........................................................................................25
         4.4  Valid Issuance.....................................................................................26
         4.5  SEC Documents; Financial Statements................................................................26
         4.6  Absence of Certain Changes.........................................................................26
         4.7  Litigation.........................................................................................26
         4.8  Compliance with Laws...............................................................................27
         4.9  Representations Complete...........................................................................27

ARTICLE V  CONDUCT PRIOR TO THE CLOSING DATE.....................................................................27
         5.1  Conduct of Business of Target......................................................................27
         5.2  Notices............................................................................................30

ARTICLE VI  ADDITIONAL AGREEMENTS................................................................................30
         6.1  No Solicitation....................................................................................30
         6.2  Access to Information..............................................................................31
         6.3  Confidentiality....................................................................................31
         6.4  Public Disclosure..................................................................................31
         6.5  Consents; Cooperation..............................................................................31
         6.6  Update Disclosure; Breaches........................................................................32
         6.7  Legal Requirements.................................................................................32
         6.8  Blue Sky Laws......................................................................................33
         6.9  Certain Stock Rights...............................................................................33
         6.10  Escrow Agreement..................................................................................33
         6.11  Additional Agreements, Reasonable Efforts.........................................................33
         6.12  Employee Benefits.................................................................................33
         6.13  Registration Requirements.........................................................................33
         6.14  Tax Characterization..............................................................................38
         6.15  Intracompany Account..............................................................................39
         6.16  Acquiror Option Grants............................................................................40
         6.17  Transfer of Assets................................................................................41
         6.18  Name Change.......................................................................................41

ARTICLE VII  CONDITIONS TO THE ACQUISITION.......................................................................41
         7.1  Conditions to Obligations of Each Party to Effect the Acquisition..................................41
         7.2  Additional Conditions to Obligations of Target and Target Stockholders.............................42
         7.3  Additional Conditions to the Obligations of Acquiror...............................................42

ARTICLE VIII  TERMINATION, EXPENSES, AMENDMENT AND WAIVER........................................................44
         8.1  Termination........................................................................................44
         8.2  Effect of Termination..............................................................................44
         8.3  Expenses and Termination Fees......................................................................44
         8.4  Extension; Waiver..................................................................................45

ARTICLE IX  ESCROW AND INDEMNIFICATION...........................................................................45
         9.1  Survival of Representations, Warranties and Covenants..............................................45
         9.2  Indemnity..........................................................................................46
         9.3  Escrow Fund........................................................................................46
         9.4  Damage Threshold...................................................................................46
         9.5  Escrow Period......................................................................................47
         9.6  Claims.............................................................................................47
         9.7  Objections to Claims...............................................................................48
         9.8  Resolution of Conflicts; Arbitration...............................................................48
         9.9  Target Stockholders'Agent..........................................................................50
         9.10  Distribution Upon Termination of Escrow Period....................................................50
         9.11  Actions of the Target Stockholders'Agent..........................................................51
         9.12  Third-Party Claims................................................................................51
         9.13  Additional Indemnification........................................................................51

ARTICLE X  GENERAL PROVISIONS....................................................................................52
         10.1  Notices...........................................................................................52
         10.2  Interpretation....................................................................................53
         10.3  Counterparts......................................................................................54
         10.4  Entire Agreement; No Third Party Beneficiaries....................................................54
         10.5  Severability......................................................................................54
         10.6  Remedies Cumulative...............................................................................54
         10.7  Governing Law.....................................................................................54
         10.8  Assignment........................................................................................54
         10.9  Rules of Construction.............................................................................55
         10.10  California Commissioner of Corporations..........................................................55

SCHEDULES

Target Disclosure Letter
Acquiror Disclosure Letter

Schedule 1.2 (Allocation Of Purchase Price)
Schedule 2.3 (Phantom Stock Plan Interests)
Schedule 2.5 (Financial Statements)
Schedule 2.6 (Capital Budget) Schedule 2.12 (Equipment Loaned) Schedule 2.13 (Intellectual Property) Schedule 2.16 (Employee Benefits Plan) Schedule 2.17 (Employees and Consultants) Schedule 2.19 (Insurance Policies) Schedule 2.26 (Material Contracts) Schedule 2.28 (Third Party Consents) Schedule 7.3(g) (Employment Agreement)

EXHIBITS

Exhibit A.........-        Escrow Agreement
Exhibit B.........-        Technology Assignment Agreement
Exhibit C.........-        Employment and Noncompetition Agreements





                            STOCK PURCHASE AGREEMENT



                  This STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of January 27, 1999 by and among (i) Legato Systems, Inc., a Delaware corporation ("Legato" or "Acquiror"), (ii) Intelliguard Software, Inc., a Delaware corporation ("ISI"), and O.R.P., Inc., a Pennsylvania corporation ("ORP," with ISI and ORP being referred to collectively as the "Companies" or "Target" and individually as a Company), and (iii) DRG Holdings, Inc., a Pennsylvania corporation ("DRG Holdings"), Roger Stager, Donald Trimmer and George Wilson (each, a "Target Stockholder" and collectively, the "Target Stockholders").

                                    RECITALS

A. DRG Holdings owns all of the issued and outstanding capital stock of ISI and Roger Stager, Donald Trimmer and George Wilson own all of the issued and outstanding capital stock of ORP and DRG Holdings.

B. Acquiror desires to purchase from the Target Stockholders, and the Target Stockholders desire to sell to Acquiror, all of the issued and outstanding capital stock of ISI (the "ISI Shares") and all of the issued and outstanding capital stock of ORP (the "ORP Shares") (collectively, the ISI Shares and the ORP Shares shall be referred to herein as the "Target Shares") in exchange for newly issued shares of Acquiror's Common Stock (the "Acquisition") and/or cash as set forth below.

                  NOW,   THEREFORE,   in  consideration  of  the  covenants  and
representations set forth herein, and for other good and valuable consideration, the parties agree as follows:


                                    ARTICLE I

                                 THE ACQUISITION

1.1 The Acquisition. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 1.3) Acquiror agrees to purchase from each of the Target Stockholders, and each of the Target Stockholders hereby agrees to convey, sell, transfer and deliver to Acquiror, all of his or its Target Shares, in exchange for the Purchase Price (as defined in Section 1.2).

1.2  Purchase  Price.  Subject to the  provisions  of an escrow as  provided  in
Article IX hereof, Acquiror agrees to issue and deliver to the Target Stockholders at the Closing (i) an aggregate of Ten Thousand (10,000) shares of Acquiror's Common Stock (as appropriately adjusted for Legato stock splits, dividends, combinations, reclassifications and the like) for the purchase of the ORP Shares and (ii) an (A) aggregate of Seven Hundred Ten Thousand (710,000) shares of Acquiror's Common Stock (as appropriately adjusted for Legato stock splits, dividends, combinations, reclassifications and the like) and (B) an amount of cash (in U.S. Dollars) equal to One Hundred Eighty Thousand (180,000) multiplied by the Stock Price (as defined below) (the "Cash Consideration") for the purchase of the ISI Shares. The Seven Hundred Twenty Thousand (720,000) shares of Acquiror's Common Stock (as appropriately adjusted for Legato stock splits, dividends, combinations and the like) issued to purchase the ORP Shares and ISI Shares (collectively, the "Acquiror Common Stock") and the Cash Consideration shall be referred to herein as the "Purchase Price" and shall be allocated among the Target Stockholders as set forth on Schedule 1.2 hereof. The term "Stock Price" shall mean the closing sale price of Acquiror's Common Stock on the second to last trading day immediately preceding the Closing Date or such other date as the parties hereto may agree in writing before the Closing (with such date on which the stock price is actually measured, the "Pricing Date"), as reported in the Nasdaq National Market.

1.3      Closing.

(a) The closing of the Acquisition (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VII hereof or at such other time as the parties hereto agree (the date on which the Closing shall occur, the "Closing Date"). The Closing shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP or at such other location as the parties hereto agree.

(b) At the Closing, (i) the Target Stockholders shall deliver to Acquiror the stock certificate(s) representing all of the Target Shares, duly endorsed in favor of Acquiror or accompanied by stock power(s) duly executed in favor of and in a form reasonably acceptable to Acquiror; (ii) Acquiror shall cause to be paid to the Target Stockholders the Cash Consideration, payable by wire transfer (out of which cash DRG Holdings will make the payments provided for in Section
6.9 hereof); (iii) Acquiror shall issue and deliver to the Target Stockholders the Acquiror Common Stock to be allocated among the Target Stockholders as set forth on Schedule 1.2 hereof; (iv) the Target and the Target Stockholders shall deliver to Acquiror the certificates, instruments and documents referred to in
Section 7.3 hereof; and (v) Acquiror shall deliver to Target and the Target Stockholders the certificates, instruments and documents referred to in Section
7.2 hereof.


                                   ARTICLE II

      REPRESENTATIONS AND WARRANTIES REGARDING TARGET AND ITS SUBSIDIARIES

                  Target and Target Stockholders jointly and severally represent and warrant to Acquiror that the statements contained in this Article II are true and correct, except as set forth in the disclosure letter delivered by Target and Target Stockholders to Acquiror prior to the execution and delivery of this Agreement (the "Target Disclosure Letter"). The Target Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Article II. Nothing in the Target Disclosure Letter shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Target Disclosure Letter identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). Any reference in this Article II to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies. For purposes of this Agreement, "Target" will be deemed to include (and each representation and warranty will apply separately and collectively to) ISI and ORP and each of their respective subsidiaries, unless the context otherwise requires. Any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole.

2.1 Organization, Standing and Power. Target is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Target has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Target. Target has delivered to Acquiror a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of Target, each as amended to date. Target is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. Target is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Target free and clear of any liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Target or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Target does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

2.2 Capital Structure. The authorized capital stock of ISI consists of 25,000,000 shares of Common Stock, 10,000,000 of which there were issued and outstanding as of the date of this Agreement. The authorized capital stock of ORP consists of 25,000,000 shares of Common Stock, 10,000,000 of which there were issued and outstanding as of the date of this Agreement. The issued and outstanding shares of ISI and ORP are owned by the persons and in the amounts set forth on Section 2.2 hereof. There are no other outstanding shares of capital stock or voting securities of Target and no outstanding commitments to issue any shares of capital stock or voting securities after the date of this Agreement. All outstanding shares of Target capital stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights, rights of first refusal, rights of first offer or similar rights created by statute, the Articles of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. Except for the rights created pursuant to this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Target capital stock or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to the voting, purchase or sale of Target capital stock (i) between or among Target and any of its stockholders and (ii) to the best of Target's knowledge, among any of Target's stockholders or between any of Target's stockholders and any third party. True and complete copies of all agreements and instruments relating to or issued under the Target Unit Plan have been made available to Acquiror, and except as contemplated in Section 2.3 such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments from the form made available to Acquiror. All outstanding shares of Target capital stock were issued in compliance with all applicable federal and state securities laws.

2.3 Target Unit Plan. Before the Closing Date, Target shall amend the ISI Incentive Stock Plan (the "Target Unit Plan") to permit the cash payments to the persons and in the amounts set forth on Schedule 2.3 hereof and the cancellation without payment of the unvested portion of any interests under the Target Unit Plan. Upon payment of the cash obligation as provided in Section 6.9 hereof, all obligations of Target pursuant to the Target Unit Plan shall be satisfied, and Target shall obtain the releases contemplated by Section 7.3(h).

2.4      Authority.

(a) Target has all requisite corporate power and authority to enter into this Agreement, the Escrow Agreement to be entered into among Acquiror, Target, Target Stockholders, a representative of the Target Stockholders (the "Target Stockholders' Agent"), and an escrow agent, in substantially the form attached hereto as Exhibit A (the "Escrow Agreement"), and the Technology Assignment Agreement to be entered into between DRG Holdings and ISI, in substantially the form attached hereto as Exhibit B (the "Technology Assignment Agreement") (collectively, the "Transaction
     Documents") to which it is a party and to consummate the transactions contemplated hereby the thereby. The execution and delivery this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Target. This Agreement and other Transaction Documents have been duly executed and delivered by Target and constitute the valid and binding obligations of Target enforceable against Target in accordance with their terms.

(b) The execution and delivery of this Agreement and the other Transaction Documents by Target do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of Target, as amended, or (ii) any Material Contract (as defined in Section 2.26), permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, the securities laws of any foreign country and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

2.5 Financial Statements. Target has delivered to Acquiror its unaudited combined financial statements (balance sheet, statement of operations, statement of Target Stockholders' equity and statement of cash flows) (i) for ISI as of and for the fiscal year ended December 31, 1998 and (ii) for ORP and its subsidiary as of and for the two fiscal years ended December 31, 1998 and 1997 attached as Schedule 2.5 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") (except that the financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present the financial condition and operating results of Target as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments which are not material in the aggregate. Target maintains a system of accounting established and administered in accordance with GAAP.

2.6 Absence of Certain Changes. Since December 31, 1998, (the "Target Balance Sheet Date"), Target has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Target;
(ii) any acquisition, sale or transfer of any material asset of Target; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any revaluation by Target of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its shares of capital stock; (v) any Material Contract entered into by Target, other than as provided to Acquiror, or any material amendment or termination of, or default under, any Material Contract to which Target is a party or by which it is bound; (vi) any amendment or change to the Articles of Incorporation or Bylaws of Target; (vii) any increase in or modification of the compensation or benefits payable or to become payable by Target to any of its directors, employees or consultants; (viii) capital expenditures or capital commitments by Target exceeding $25,000 individually or $200,000 in the aggregate; (ix) destruction of, damage to or loss of any material assets, business or customer of Target (whether or not covered by insurance); (x) labor trouble or claim of wrongful discharge or other unlawful labor practice or action; or (xi) any negotiation or agreement by Target to do any of the things described in the preceding clauses (i) through (x) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

2.7 Absence of Undisclosed Liabilities. Target has no material liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, individually or in the aggregate, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be set forth in the Target Balance Sheet under GAAP) which individually or in the aggregate
(i) has not been reflected in the Target Balance Sheet or (ii) has not arisen in the ordinary course of business since the Target Balance Sheet Date in amounts consistent with prior periods.

2.8 Accounts Receivable. The accounts receivable shown on the Target Balance Sheet arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less the allowance for doubtful accounts and returns provided for in such balance sheet. Allowances for doubtful accounts and returns are adequate and have been prepared in accordance with the past practices of Target. The accounts receivable of Target arising after the date of the Target Balance Sheet and prior to the date hereof arose, and the accounts receivable arising prior to the Closing Date will arise, in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less allowances for doubtful accounts and returns determined in accordance with the past practices of Target. None of the accounts receivable are subject to any material claim of offset or recoupment, or counterclaim and Target has no knowledge of any specific facts that would be reasonably likely to give rise to any such claim. No material amount of accounts receivable are contingent upon the performance by Target of any obligation. No agreement for deduction or discount has been made with respect to any accounts receivable.

2.9 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened (including allegations that could form the basis for future action) against Target or any of its properties or officers or directors (in their capacities as such), nor is there any reasonable basis therefor. There is no judgment, decree or order against Target, or, to the knowledge of Target, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Target. All litigation to which Target is a party (or, to the knowledge of Target, threatened to become a party) is disclosed in the Target Disclosure Letter. Target does not have any plans to initiate any litigation, arbitration or other proceeding against any third party.

2.10 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Target that has or could reasonably be expected to have the effect of prohibiting or impairing any current or future business practice of Target, any acquisition of property by Target or the conduct of business by Target as currently conducted or as proposed to be conducted by Target.

2.11 Governmental Authorization. Target has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Target currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's business or the holding of any such interest ((i) and (ii) herein collectively called "Target Authorizations"), and all of such Target Authorizations are in full force and effect, except where the failure to obtain or have any such Target Authorizations could not reasonably be expected to have a Material Adverse Effect on Target.

2.12 Title to Property. Target has good and marketable title to all of its properties, interests in properties and assets, real and personal, necessary for the conduct of its business as presently conducted or which are reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of in the ordinary course of business since the Target Balance Sheet Date), or with respect to leased properties and assets, valid leasehold interests therein, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt that are reflected on the Target Balance Sheet. The plants, property and equipment of Target that are used in the operations of its business are in good operating condition and repair (ordinary wear and tear excepted). All properties used in the operations of Target are reflected in the Target Balance Sheet to the extent generally accepted accounting principles require the same to be reflected.
Schedule 2.12 identifies each parcel of real property owned by Target.

2.13     Intellectual Property.

(a) "Proprietary Rights" shall mean all rights in and to inventions (whether or not patentable), ideas, formulae, software (in source and object code form), process engineering, art works, schematic drawings, processes, product plans, logos, trademarks, trademark applications, service marks, moral rights, copyrights, trade names, trade secrets, know-how, technical information, patents, patent applications, databases, employee lists and customer lists.

(b) The Proprietary Rights include all patent rights, copyrights, trade secrets, information, and other proprietary rights and processes necessary to conduct the business of Target as conducted or as proposed to be conducted. Target is the sole owner of all right, title and interest in and to all the Proprietary Rights free and clear of all liens, encumbrances, claims, rights of use and restrictions whatsoever. Any of the Proprietary Rights owned by Target which require the execution and filing with an appropriate governmental agency, including without limitation the Patent and Trademark Office, have been so indicated on Schedule 2.13. There are no outstanding options, licenses or agreements of any kind relating to the Proprietary Rights owned by Target (other than for distribution of standard object code products in the ordinary course of business) nor is Target a party to any options, licenses or agreements of any kind with respect to the logos, trademark and tradename rights, software, databases, source code, patents, patent rights, copyrights, trade secrets, processes and proprietary licenses, information, proprietary rights and processes of any other person or entity which relates to the business of Target as conducted or as proposed to be conducted.

(c) To the knowledge of Target, the patent and trademark Proprietary Rights owned by Target do not infringe upon or conflict with any patent, copyright, trademark, trade secret or other proprietary rights or intellectual property of any other person, firm, corporation or other entity. To the knowledge of Target, the other Proprietary Rights owned by Target do not infringe upon or conflict with any patent, copyright, trademark, trade secret or other proprietary rights or intellectual property of any other person, firm, corporation or other entity. There is not pending or, to the knowledge of Target, threatened any claim or litigation contesting the right of Target to engage in its business or employ any of the Proprietary Rights. Target has taken reasonable security measures to protect the secrecy, confidentiality, and value of all Proprietary Rights set forth on Schedule 2.13. Target has only disclosed confidential Proprietary Rights to third parties subject to valid, binding and enforceable non-disclosure agreements that protect such disclosed Proprietary Rights at least as much as Target protects Proprietary Rights its owns, and in no case permits less than reasonable protection. Target has not disclosed any software source code to any third parties.

(d)  Any employee,  consultant  or other person who,  either alone or in concert with others, developed, invented, discovered, derived, programmed or designed any of the Proprietary Rights owned by Target, or any part thereof, or who has knowledge of or access to information relating to it, has been put on notice that the Proprietary Rights owned by Target, are proprietary to Target and not to be divulged or misused, and has assigned or licensed all of his or her rights relating to the Proprietary Rights to Target. To the knowledge of Target, no employee of Target is in violation of any material term of any employment contract, confidentiality, proprietary information or inventions agreement, or any other contract or agreement relating to the relationship of any such employee with Target or any previous employer, and all such contracts or agreements with employees are in full force and effect and are valid, binding and enforceable in accordance with their respective provisions. To the knowledge of Target, the employees of Target are not obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would conflict with their obligation to use their best efforts to promote the interests of Target or that would conflict with the business of Target as conducted or as proposed to be conducted.

(e) There are no material contracts, commitments, leases, permits, and other instruments (written or oral) binding upon Target with respect to the Proprietary Rights except the contracts listed in Schedule 2.13. Seller has delivered to Acquiror true and complete copies of all such items and any amendments thereto. All of such contracts, commitments, leases, permits and instruments are in full force and effect and are valid, binding and enforceable in accordance with their respective provisions, and Target is not in material default nor has there occurred an event or condition which, with the passage of time or giving of notice (or both), would constitute a default with respect to the payment or performance of any obligation thereunder that could reasonably be expected to have a Material Adverse Effect on Target; and no claim of such a material default has been asserted and, to the knowledge of Target, there is no basis or alleged basis upon which such a claim could be made. Target has not received any notice or notices claiming any such material default or indicating the desire or intention of any other party thereto to amend, modify, rescind or terminate the same.

2.14     Environmental Matters.

(a) (i) Target has obtained all required Environmental Approvals, all such Environmental Approvals are current, valid and in good standing, and there are no proceedings commenced or, to Target's knowledge, threatened, to revoke or amend any Environmental Approvals and there is no basis therefor;
     (ii) all operations of Target have been and are now in compliance with all Environmental Laws; (iii) all environmental information, data and studies have been delivered or made available to Acquiror; (iv) there is no Release which is now present in, on or under any property owned or leased by Target currently or at any time in the past (including underlying soils and substrata, surface water and groundwater) that could reasonably be expected to have a Material Adverse Effect on Target; (v) there are no Hazardous
     Materials in, on or under the any property owned or leased by Target currently or at any time in the past that could reasonably be expected to have a Material Adverse Effect on Target; and (vi) there are no Hazardous Materials originating from any neighboring or adjoining properties which has migrated onto, or is migrating towards any property owned or leased by Target that could reasonably be expected to have a Material Adverse Effect on Target.

(b) As used in this Section 2.14, the following terms have these meanings:

     (i) "Environmental Laws" means all applicable statutes, rules, regulations, ordinances, orders, decrees, judgments, permits, licenses, consents, approvals, authorizations, and governmental requirements or directives or other obligations lawfully imposed by governmental authority under federal, state or local law pertaining to the protection of the environment, protection of public health, protection of worker health and safety, the treatment, emission and/or discharge of gaseous, particulate and/or effluent pollutants, and/or the handling of Hazardous Materials, including without limitation, the Clean Air Act, 42 U.S.C. ss. 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. ss. 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq. ("RCRA"), and the Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq.

     (ii) "Hazardous Material(s)" means any substance, waste, material, chemical, compound or mixture which is (or which contains any substance, waste, material, chemical, compound, or mixture which is) flammable, ignitable, corrosive, reactive, radioactive, or explosive, as such terms are defined in Environmental Laws, or is defined, listed, designated, described or characterized under Environmental Laws or under any rules, guidances, policies, or regulations promulgated thereunder, as hazardous, toxic, a contaminant, a pollutant or words of similar import, and includes without limitation any "hazardous substance" under CERCLA, any "hazardous waste" under RCRA, asbestos, petroleum (including crude oil or any fraction or distillate thereof), natural gas, natural gas liquids and liquefied natural gas.

     (iii)"Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

     (iv) "Environmental Approval(s)" means all permits, certificates, licenses, authorizations, consents, instructions, registrations, directions or approvals, issued or required by Governmental Authorities pursuant to Environmental Laws with respect to the operations of Seller in connection with the Business.

     (v) "Governmental Authorities" means any government, regulatory authority, governmental department, agency, commission, board, tribunal, or court or other law, rule or regulation-making entity having or purporting to have jurisdiction over Environmental Laws on behalf of the United States, or any state or other subdivision thereof, or any municipality.

2.15     Taxes.

(a) ISI has at all times from and after its formation constituted a "qualified subchapter S subsidiary" as such term is defined in Code Section 1361(b)(3)(D) ("QSSS") and will continue to so constitute a QSSS through the Closing. Accordingly, as of the Closing ISI will have no liability for federal income tax. All Tax returns, statements, reports, declarations and other forms and documents (including without limitation estimated Tax returns and reports and material information returns and reports) required to be filed with any Tax authority with respect to any Taxable period ending on or before the Closing, by or on behalf of either Company or DRG Holdings (collectively, "Tax Returns" and individually a "Tax Return"), have been or will be completed and filed when due (including any extensions of such due date) and all amounts shown due on such Tax Returns on or before the Closing Date have been or will be paid on or before such date; provided that no representation is made herein with respect to any such Tax Returns due from either of the Companies after the Closing after giving effect to applicable extensions. The Target Financial Statements (i) fully accrue all actual and contingent liabilities for Taxes with respect to all periods through December 31, 1998 and Target has not and will not incur any Tax liability in excess of the amount reflected on the balance sheet included in the Financial Statements with respect to such periods, other than Taxes incurred in the ordinary course of its business following December 31, 1998, and (ii) properly accrues in accordance with GAAP all material liabilities for Taxes payable after December 31, 1998 with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Financial Statements relating to Tax matters is true, complete and accurate in all material respects. No material Tax liability since December 31, 1998 has been incurred by either Company other than in the ordinary course of business, and adequate provision has been made by each of the Companies for all Taxes since that date in accordance with GAAP on at least a quarterly basis.

(b) Each of the Companies has previously provided or made available to Acquiror true and correct copies of all income, franchise, and sales Tax Returns, as reasonably requested by Acquiror, filed on or before the date hereof. Each of the Companies has withheld and paid to the applicable financial institution or Tax authority all amounts required to be withheld and paid when due. Neither Company (or any member of any affiliated or combined group of which either Company has been a member) has granted any extension or waiver of the limitation period applicable to any Tax Returns that is still in effect. There is no material claim, audit, action, suit, proceeding, or (to the knowledge of either Company) investigation now pending or (to the knowledge of either Company) threatened against or with respect to either Company in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax authority has been received by either Company, and there are no liabilities for Taxes with respect to the issues that have been raised (and are currently pending) by any Tax authority that could, if determined adversely to either Company, materially and adversely affect the liability of either Company for Taxes. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of either Company. Neither Company has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. Neither Company has obtained any Tax exemptions (except that ISI has elected to be a QSSS)or has entered into or become subject to any Tax-sharing agreement or order of a foreign government. Neither Company nor any person on behalf of either Company has entered into or will enter into any agreement or consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of any asset owned by either Company. None of the assets of either Company is property that either Company is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the assets of either Company directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. None of the assets of either Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Neither Company has made nor will make a deemed dividend election under Treas. Reg. ss.1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code. Neither Company has ever been a party to any transaction intended to qualify under Section 355 of the Internal Revenue Code or any corresponding provision of state law. Neither Company has participated in (nor will participate in) an international boycott within the meaning of Section 999 of the Code. No Target Stockholder is other than a United States person within the meaning of the Code. Neither Company has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and such foreign country and neither Company has engaged in a trade or business within any foreign country. Neither Company has ever elected to be treated as an S-corporation under
     Section 1361 of the Code or any corresponding provision of federal or state law, except that ISI has filed, pursuant to Rev. Proc. 98-55, an election to be treated as a QSSS. All material elections with respect to each Company's Taxes made during the fiscal years ending, December 31, 1996 and 1997 are reflected on the Tax Returns of each Company or DRG Holdings for such periods, copies of which have been provided or made available to Acquiror. After the date of this Agreement, no material election with respect to Taxes will be made without the prior written consent of Acquiror, which consent will not be unreasonably withheld or delayed. Neither Company is party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. Neither Company is currently or ever has been subject to the reporting requirements of Section 6038A of the Code. There is no agreement, contract or arrangement to which either Company is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 280G (as determined without regard to Section 280G(b)(4), 162 (other than 162(a)) or 404 of the Code. Neither Company is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated Tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than such Company nor does either Company owe any amount under any such Agreement. Neither Company is or has ever been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Other than by reason of the Acquisition, neither Company has been or will be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Acquisition.

(c) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. Notwithstanding the foregoing, solely for purposes this Section 2.15, Tax (and the correlative meanings, "Taxes" and "Taxing") shall not include any amount to the extent that (i) a lien, claim or encumbrance cannot be placed upon any of the assets of either of the Companies with respect to such amount (or, in the case of an Actual Asset Transfer (as defined below), any of the assets transferred in such Actual Asset Transfer) and (ii) neither Acquiror nor either of the Companies nor any of their respective affiliates (other than the officers of DRG Holdings) can be made directly or indirectly liable with respect to such amount. As used in this Section
     2.14, the term "Target" means Target and any entity included in, or required under GAAP to be included in, any of the Target Financial Statements and the term "Company" or "Companies means a Company and any entity included in, or required under GAAP to be included in, such Company's consolidated financial statements (including without limitation ORP Private Systems, Ltd.)

2.16     Employee Benefit Plans.

(a) For all purposes under this Section 2.16 "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) that, together with Target, is treated as a single employer under Section 4001(b) of ERISA or Section 414 of the Code. Except for the plans and agreements listed in Schedule 2.16 (collectively, the "Plans"), Target and its ERISA Affiliates do not maintain, are not a party to, do not contribute to and are not obligated to contribute to, and employees or former employees of Target and its ERISA Affiliates and their dependents or survivors do not receive benefits under, any of the following (whether or not set forth in a written document):

     (i) Any employee benefit plan, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

     (ii) Any bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, supplemental pension, executive compensation, cafeteria benefit, dependent care, director or employee loan, fringe benefit, sabbatical, severance, termination pay or similar plan, program, policy, agreement or arrangement; or

     (iii)Any plan, program, agreement, policy, commitment or other arrangement relating to the provision of any benefit described in section 3(1) of ERISA to former employees or directors or to their survivors, other than procedures intended to comply with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

(b) Neither Target nor any ERISA Affiliate has, since January 1, 1993, terminated, suspended, discontinued contributions to or withdrawn from any employee pension benefit plan, as defined in section 3(2) of ERISA, including (without limitation) any multiemployer plan, as defined in section 3(37) of ERISA.

(c) Target has provided to Acquiror complete, accurate and current copies of each of the following:

     (i) The text (including amendments) of each of the Plans, to the extent reduced to writing;

     (ii) A summary of each of the Plans, to the extent not previously reduced to writing;

     (iii)With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the following:

          (1) The most recent summary plan description, as described in section 102 of ERISA;

          (2) Any summary of material modifications that has been distributed to participants but has not been incorporated in an updated summary plan description furnished under subparagraph (1) above; and

          (3) The annual report, as described in section 103 of ERISA, and (where applicable) actuarial reports, for the three most recent plan years for which an annual report or actuarial report has been prepared; and

     (iv) With respect to each Plan that is intended to qualify under section 401(a) of the Code that is not set forth in a standardized prototype document the most recent determination letter concerning the plan's qualification under section 401(a) of the Code, as issued by the Internal Revenue Service, and any subsequent determination letter application.

(d) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the requirements of ERISA applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

(e) With respect to each Plan that is subject to COBRA, the requirements of COBRA applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

(f) With respect to each Plan that is subject to the Family Medical Leave Act of 1993, as amended, the requirements of such Act applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

(g) Each Plan that is intended to qualify under section 401(a) of the Code meets the requirements for qualification under section 401(a) of the Code and the regulations thereunder, except to the extent that such requirements may be satisfied by adopting retroactive amendments under section 401(b) of the Code and the regulations thereunder. Each such Plan has been administered in accordance with its terms (or, if applicable, such terms as will be adopted pursuant to a retroactive amendment under section 401(b) of the Code) and the applicable provisions of ERISA and the Code and the regulations thereunder, except to the extent that a failure to be so administered would not have a Material Adverse Effect.

(h) Neither Target nor any ERISA Affiliate has any accumulated funding deficiency under section 412 of the Code or any termination or withdrawal liability under Title IV of ERISA, except to the extent that any such liability would not have a Material Adverse Effect.

(i) All contributions, premiums or other payments due from the Target to (or under) any Plan have been fully paid or adequately provided for on the books and financial statements of Target. All accruals (including, where appropriate, proportional accruals for partial periods) have been made in accordance with prior practices.

2.17     Employees and Consultants.

(a) Target has provided Acquiror with a true and complete list of all individuals employed by the Company as of the date hereof and the position and base compensation payable to each such individual. The Target Disclosure Letter contains a description of any written or oral employment agreements, consulting agreements or termination or severance agreements to which Target is a party.

(b) Target is not a party to or subject to a labor union or a collective bargaining agreement or arrangement and is not a party to any labor or employment dispute.

(c)  The consummation of the transactions contemplated herein will not result in

     (i) except for the Target Unit Plan, any amount becoming payable to any employee, director or independent contractor of Target and awards thereunder, (ii) except for the Target Unit Plan and awards thereunder, the acceleration of payment or vesting of any benefit, option or right to which any employee, director or independent contractor of Target may be entitled, (iii) the forgiveness of any indebtedness of any employee, director or independent contractor of Target or (iv) any cost becoming due or accruing to Target or the Acquiror with respect to any employee, director or independent contractor of Target.

(d) Target is not obligated and upon consummation of the Acquisition will not be obligated to make any payment or transfer any property that would be considered a "parachute payment" under section 280G(b)(2) of the Code.

(e) To the knowledge of Target, no employee of Target has been injured in the work place or in the course of his or her employment except for injuries which are covered by insurance or for which a claim has been made under workers' compensation or similar laws.

(f) Target has complied in all material respects with the verification requirements and the record-keeping requirements of the Immigration Reform and Control Act of 1986 ("IRCA"); to the best knowledge of Target, the information and documents on which Target relied to comply with IRCA are true and correct; and there have not been any discrimination complaints filed against Target pursuant to IRCA, and to the knowledge of Target, there is no basis for the filing of such a complaint.

(g) Target has not received or been notified of any complaint by any employee, applicant, union or other party of any discrimination or other conduct forbidden by law or contract, nor to the knowledge of Target, is there a basis for any complaint, except such complaints as could not reasonably be expected to have a Material Adverse Effect.

(h) Target's action in complying with the terms of this Agreement will not violate any agreements with any of Target's employees.

     (i) Target has filed all required reports and information with respect to its employees that are due prior to the Closing Date and otherwise has complied in its hiring, employment, promotion, termination and other labor practices with all applicable federal and state law and regulations, including without limitation those within the jurisdiction of the United States Equal Employment Opportunity Commission, United States Department of Labor and state and local human rights or civil rights agencies, except to the extent that any such failure to file or comply would not have a Material Adverse Effect on the Company. Target has filed and shall file any such reports and information that are required to be filed prior to the Closing Date.

(j) Target is not aware that any of its employees or contractors is obligated under any agreement, commitments, judgment, decree, order or otherwise (an "Employee Obligation") that could reasonably be expected to interfere with the use of his or her best efforts to promote the interests of Target or that could reasonably be expected to conflict with any of Target's business as conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement nor the conduct of Target's business as conducted or proposed, will, to Target's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Employee Obligation.

2.18 Related-Party Transactions. No employee, officer, or director of Target or member of his or her immediate family is indebted to Target, nor is Target indebted (or committed to make loans or extend or guarantee credit) to any of them. None of such persons has any direct or indirect ownership interest in any firm or corporation with which Target is affiliated or with which Target has a business relationship, or any firm or corporation that competes with Target, except to the extent that employees, officers, or directors of Target and members of their immediate families own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of Target is directly or indirectly interested in any material contract with Target.

2.19 Insurance. Target has policies of insurance and bonds of the type and in the amounts shown on Schedule 2.19. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target is otherwise in compliance with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

2.20 Compliance with Laws. Target has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Target.

2.21 Brokers' and Finders' Fees. Target has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.22 No Vote Required. The affirmative vote of the holders of Target capital stock is not required to approve this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby.

2.23 Inventory. The inventories shown on the Target Balance Sheet do not, and the inventories as of the Closing Date will not, exceed an aggregate of $10,000.

2.24 Trade Relations. Target has not within the past three years terminated its relationship with or refused to ship products to any dealer, distributor, OEM, third party marketing entity or customer which had theretofore paid or been obligated to pay Target in excess of Twenty Thousand Dollars ($20,000) over any consecutive twelve (12) month period. No claims have been communicated or, to Target's knowledge, threatened against Target with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other material violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and, to Target's knowledge, no specific situation, set of facts, or occurrence provides any valid basis for any such claim.

2.25 Customers and Suppliers. As of the date hereof, no customer which individually accounted for more than 1% of Target's gross revenues during the 12 month period preceding the date hereof, and no supplier of Target, has canceled or otherwise terminated, or made any threat to Target to cancel or otherwise terminate its relationship with Target for any reason including, without limitation the consummation of the transactions contemplated hereby, or has at any time on or after December 31, 1998 decreased materially its services or supplies to Target in the case of any such supplier, or its usage of the services or products of Target in the case of such customer, and to Target's knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with Target or to decrease materially its services or supplies to Target or its usage of the services or products of Target, as the case may be. Target has not knowingly breached, so as to provide a benefit to Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Target.

2.26 Material Contracts. Except for the material contracts described in Schedule
2.26 (collectively, the "Material Contracts") Target is not a party to or bound by any material contract, including without limitation:

(a)  any   distributor,    sales,   advertising,    agency   or   manufacturer's
     representative contract;

(b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $20,000 over the life of the contract;

(c) any contract that expires or may be renewed at the option of any person other than the Target so as to expire more than one year after the date of this Agreement;

(d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

(e) any contract for capital expenditures in excess of $25,000 individually and $200,000 in the aggregate;

(f) any contract limiting the freedom of the Target to engage in any line of business or to compete with any other Person as that term is defined in the Exchange Act, as defined herein, or any confidentiality, secrecy or non-disclosure contract;

(g)  any contract pursuant to which Target leases any real property;

(h) any contract pursuant to which the Target leases of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

(i) any contract with any person with whom the Target does not deal at arm's length within the meaning of the Code;

(j) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person;

(k) any license, sublicense or other agreement to which Target is a party (or by which it or any Proprietary Rights owned or licensed by Target is bound or subject) and pursuant to which any person has been or may be assigned, authorized to use, or given access to any Proprietary Rights owned or licensed by Target other than (A) access to or use of standard object code product pursuant to a customary non-exclusive end-user, object code, internal-use software license and support/maintenance agreements entered into in the ordinary course of business or (B) access provided in the ordinary course of business under a customary nondisclosure/nonuse agreement;

(l) any license, sublicense or other agreement pursuant to which Target has been or may be assigned or authorized to use, or has or may incurred any obligation in connection with, (A) any third party Proprietary Rights or
     (B) any Target Proprietary Rights other than customary non-exclusive, end-user, object code, internal-use software license and support/maintenance agreements entered into in the ordinary course of business;

(m) any agreement pursuant to which Target has deposited or is required to deposit with an escrow holder or any other person or entity, all or part of the source code (or any algorithm or documentation contained in or relating to any source code) of any Target Intellectual Property ("Source Materials"); and

(n) any agreement to indemnify, hold harmless or defend any other person with respect to any assertion of personal injury, damage to property or Proprietary Rights infringement, misappropriation or violation or warranting the lack thereof, other than indemnification provisions contained in a customary purchase orders/purchase agreements/product licenses arising in the ordinary course of business.

2.27 No Breach of Material Contracts. The Target has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of, any Material Contract. Each of the Material Contracts is in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act, with respect to Target or to Target's knowledge with respect to the other contracting party, or otherwise that, with or without the giving of notice, the lapse of the time or the happening of any other event or conditions, could reasonably be expected to (A) become a default or event of default under any Material Contract, which default or event of default could reasonably be expected to have a Material Adverse Effect on Target or (B) result in the loss or expiration of any material right or option by Target (or the gain thereof by any third party) under any Material Contract or (C) the release, disclosure or delivery to any third party of any part of the Source Materials (as defined in Section 2.26(m)). True, correct and complete copies of all Material Contracts have been delivered to the Acquiror.

2.28 Third-Party Consents. Schedule 2.28 lists each Material Contract for which the consent, waiver or approval of any third party to such Material Contract is required thereunder in connection with the transactions contemplated by this Agreement or for such Material Contract to remain in effect without modification after the Closing. Such list is complete and accurate.

2.29 Year 2000 Compliance. Target's processes (including but not limited to sub-tier supplier management, material resources planning systems, order entry processing, and customer billing), products, equipment, software and all other technology, accurately processes date data (including, but not limited to, calculating, comparing, sequencing, storing and rendering) from, into, during and between the 20th and 21st centuries, including leap year calculations, and shall not malfunction or produce any invalid or incorrect results as a result of, and shall be compatible with in all respects dates on or after January 1, 2000 ("Year 2000 Compliance"). Year 2000 Compliance shall include, without limitation, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data values correctly reflect the century.

2.30 Minute Books. The minute books of Target made available to Acquiror contain a complete and accurate summary of all meetings of directors and Target Stockholders or actions by written consent since the time of incorporation of Target through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

2.31 Complete Copies of Materials. Target has delivered or made available true and complete copies of each document which has been requested by Acquiror or its counsel in connection with their legal and accounting review of Target.

2.32 Representations Complete. None of the representations or warranties made by Target herein or in any Schedule hereto, including the Target Disclosure Schedule, or certificate furnished by Target pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                   ARTICLE III

      ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE TARGET STOCKHOLDERS

                  Target and Target Stockholders jointly and severally represent and warrant to Acquiror that the statements contained in this Article III are true and correct, except as set forth in the Target Disclosure Letter. The Target Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Article III. Nothing in the Target Disclosure Letter shall be deemed to adequate to disclose an exception to a representation or warranty made herein, however, unless the Target Disclosure Letter identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). Any reference in this Article III to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies. For purposes of this Agreement, "Target Stockholders" will be deemed to include (and each representation and warranty will apply separately and collectively to) each Target Stockholder unless the context otherwise requires.

3.1 Title to Target Common Stock. The Target Stockholders own the Target Shares in the amounts set forth on Schedule 1.2 hereof, beneficially and of record, free and clear of any liens, claims, encumbrances, or proprietary interests of any third party. There is not outstanding any subscription, option, warrant, call, right or other agreement or commitment obligating such Target Stockholder to issue, sell, deliver or transfer (including any right of conversion or exchange under any outstanding security or other instrument) any shares of capital stock of Target.

3.2 Purchase for Own Account. The Acquiror Common Stock to be received in the Acquisition (the "Acquisition Shares") will be acquired for investment for the Target Stockholders' own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and such Target Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the Acquisition Shares. By executing this Agreement, such Target Stockholder further represents that such Target Stockholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Acquisition Shares.

3.3     Authority.

(a) Each Target Stockholder which is a corporation has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby the thereby. The execution and delivery this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of such Target Stockholder. This Agreement and the other Transaction Documents to which such Target Stockholder is a party have been duly executed and delivered by such Target Stockholder and constitute the valid and binding obligations of such Target Stockholder enforceable against such Target Stockholder in accordance with their terms.

(b) Each Target Stockholder which is an individual has the power and authority and capacity to enter into this Agreement and the other Transaction Documents to which he or she is a party and to consummate the transactions contemplated hereby and thereby. All actions on the part of such Target Stockholder necessary for the execution and delivery this Agreement and the other Transaction Documents to which such Target Stockholder is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly taken. This Agreement and the other Transaction Documents to which such Target Stockholder is a party have been duly executed and delivered by such Target Stockholder and constitute the valid and binding obligations of such Target Stockholder enforceable against such Target Stockholder in accordance with their terms

(c) The execution and delivery of this Agreement and the other Transaction Documents by Target Stockholders do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under
     (i) any provision of the Articles of Incorporation or Bylaws of Target, as amended, or (ii) any material agreement, contract, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target Stockholders or any of his or her or its properties or assets.

(d) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Target Stockholders in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country.

3.4 Brokers' and Finders' Fees. Target Stockholders have not incurred, nor will Target Stockholders incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.5 Accredited Investor. Each Target Stockholder is an "accredited investor" within the meaning of Rule 501 promulgated under the U.S. Securities Act of 1933, as amended ("Securities Act") and (ii) by reason of his or her or its business and financial experience, such Target Stockholder has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, and is able to bear the economic risk of such investment and is able to afford a complete loss of such investment. Such Target Stockholder acknowledges that he or she or it has been granted the opportunity to ask questions of, and receive answers from, representatives of Acquiror concerning Acquiror and the Acquisition Shares and to obtain any additional information that he deems necessary to verify the accuracy of the answers he or she or it received from such representatives. Such Target Stockholder acknowledges that he or she or it and those persons retained by him or her or it to advise him or her or it with respect to the tax effects of the Acquisition and the transactions contemplated thereby have fully and independently examined the tax effects of such transactions as they may related to him or her or it. Acquiror makes no representation or warranty whatsoever with respect to such tax effects, and such Target Stockholder further acknowledges that he or she or it is not relying on any representation or warranty of Acquiror with respect to such tax effects.

3.6 Restricted Securities. Each Target Stockholder understands that the Acquisition Shares are characterized as "restricted securities" under the United States federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the under the United States Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. Such Target Stockholder further understands that the Acquisition Shares may not be qualified under "blue sky" laws of any jurisdiction. Each Target Stockholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Target Stockholder further agrees not to sell or otherwise dispose of any Acquiror Common Stock without registration under the Securities Act and qualification under the "blue sky" laws of the appropriate jurisdiction, unless an exemption from registration and qualification thereunder is available. In connection with the proposed transfer of any Acquiror Common Stock that have not been registered under the Securities Act, if attempting to transfer such shares, such Target Stockholder shall deliver written notice to Acquiror describing in reasonable detail the proposed transfer, and, if reasonably requested by Acquiror, an opinion, in form and substance reasonably satisfactory to Acquiror and its counsel to the effect that such transfer of the Acquiror Common Stock may be effected without registration under the Securities Act and qualification under any applicable state securities laws. It is agreed that an opinion of counsel shall not generally be required by Acquiror for transactions made pursuant to Rule 144 except in unusual circumstances.

3.8  Legends.  Each  Target  Stockholder   understands  that  the  certificates
evidencing the Acquisition Shares shall bear the following legend (together with any legends customarily placed on certificates representing Acquiror's Common Stock pursuant to its Stockholders' rights plan):

                  "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to Legato Systems, Inc. that such registration is not required or unless sold pursuant to Rule 144 of such Act."

3.9 Agreement to Retain Shares. Except with regard to the transfers among Target Stockholders contemplated on Section 1.2 of the Target Disclosure Letter, each Target Stockholder agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber (in each case, other than as a result of death or to affiliates; provided such affiliate agrees to be subject to the covenants, obligations and conditions set forth in this Agreement) any shares of capital stock of DRG Holdings, ISI or ORP, owned or beneficially held by him
(collectively, the "Shares"), or any New Shares (as defined below), or to make any offer or agreement relating thereto, at any time prior to the Closing. Each Target Stockholder agrees that any Shares of such Target Stockholder shall purchase or with respect to each Target Stockholder shall otherwise acquire beneficial ownership after date hereof and prior to the Closing ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

3.10 Agreement to Vote Shares and Grant Proxy. At any meeting of the stockholders of ISI or ORP called with respect to any of the following, and on every action or approval by written consent of the stockholders of any such company with respect to any of the following, each Target Stockholder agrees to vote the Shares and any New Shares (i) in favor of approval of this Agreement and the transactions contemplated thereby, and (ii) against approval of any proposal made in opposition to or competition with consummation of the transactions contemplated by this Agreement and against any merger, consolidation, sale of assets, sale of capital stock, reorganization or recapitalization of DRG Holdings, ISI or ORP, with any party other than with Legato and its affiliates and against any liquidation or winding up of DRG Holdings, ISI or ORP (each of the foregoing is hereinafter referred to as an "Opposing Proposal"). Each Target Stockholder further agrees that such Target Stockholder shall not, directly or indirectly, solicit or encourage any offer from any party concerning the possible disposition of all or any substantial portion of the business, assets or capital stock of the Companies. In order to effectuate the foregoing, each Target Stockholder does hereby constitute and appoint Acquiror, or any nominee of Acquiror, with full power of substitution, from the date hereof to the termination of this Agreement pursuant to Section
8.1 hereof, as its true and lawful proxy, for and in its name, place and stead, including the right to sign its name (as shareholder) to any consent, certificate or other document relating to the DRG Holdings, ISI or ORP that the laws of the State of California may permit or require, to cause the Shares and any New Shares to be voted in the manner contemplated by this Section 3.10. The parties and proxies named above shall not exercise this proxy on any other matter except as provided above. The parties acknowledge that the proxy provided for here is irrevocable and coupled with an interest.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

                  Acquiror represents and warrants to Target and Target Stockholders that the statements contained in this Article IV are true and correct, except as set forth in the disclosure schedule delivered by Acquiror to Target to prior to the execution and delivery of this Agreement (the "Acquiror Disclosure Letter"). The Acquiror Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Article IV. Nothing in the Acquiror Disclosure Letter shall be deemed to adequate to disclose an exception to a representation or warranty made herein, however, unless the Acquiror Disclosure Letter identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). Any reference in this Article IV to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and
(ii) the availability of specific performance, injunctive relief and other equitable remedies.

4.1 Organization, Standing and Power. Each of Acquiror and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Acquiror has delivered a true and correct copy of the Certificate of Incorporation and Bylaws of Acquiror, each as amended to date, to Target. Acquiror is not violation of any of the provisions of its Certificate of Incorporation or Bylaws. Acquiror is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Acquiror free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Acquiror or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except as disclosed in the Acquiror SEC Documents (as defined in Section 4.5), Acquiror does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

4.2 Capital Structure. The authorized capital stock of Acquiror consists of 100,000,000 shares of Common Stock, $.0001 par value, and 5,000,000 shares of Preferred Stock, $.0001 par value, of which there were issued and outstanding as of December 31, 1998, 35,798,000 shares of Common Stock and no shares of Preferred Stock. There are no other outstanding shares of capital stock or voting securities of Acquiror other than shares of Acquiror Common Stock issued after December 31, 1998, upon (i) the exercise of options issued under Acquiror's 1995 Stock Option/Stock Issuance Plan (the "Acquiror Stock Option Plan") or (ii) the exercise of subscription rights outstanding as of such date under the Acquiror Employee Stock Purchase Plan (the "Acquiror ESPP"). All outstanding shares of Acquiror have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof and are not subject to preemptive rights, rights of first refusal or other similar rights created by statute, the Certificate of Incorporation or Bylaws of Acquiror or any agreement to which Acquiror is a party or by which it is bound. As of December 31, 1998, Acquiror had reserved (i) 8,368,000 shares of Common Stock for issuance to employees, directors and independent contractors pursuant to the Acquiror Stock Option Plan, of which 5,174,565 shares are subject to outstanding, unexercised options, and (ii) 1,600,000 shares of Common Stock for issuance to employees pursuant to the Acquiror ESPP, of which 929,113 shares are available for issuance. Other than as set forth above and the commitment to issue shares of Common Stock pursuant to this Agreement and the Agreement and Plan of Reorganization dated as of October 25, 1998 by and among Acquiror, a wholly owned subsidiary of Acquiror and Qualix Group, Inc. (the "Agreement and Plan of Reorganization"), there are no other options, warrants, calls, rights, commitments or agreements of any character to which Acquiror is a party or by which either of them is bound obligating Acquiror to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Acquiror or obligating Acquiror to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

4.3     Authority.

(a) Acquiror has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Acquiror. This Agreement and the other Transaction Documents have been duly executed and delivered by Acquiror and constitute the valid and binding obligations of Acquiror, enforceable against Acquiror in accordance with their terms.

(b) The execution and delivery of this Agreement and the other Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or require a consent to assignment or a notation under (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror or any of its subsidiaries, as amended, or (ii) any contract, agreement, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or any of its subsidiaries or any of their properties or assets, except in the case of clause (ii) as would not have a Material Adverse Effect on Acquiror and its subsidiaries, taken as a whole. .

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or any of its subsidiaries in connection with the execution and delivery of this Agreement or the other Transaction Documents by Acquiror or the consummation by Acquiror of the transactions contemplated hereby or thereby, except for (i) the filing of a Form 8-K with the SEC and National Association of Securities Dealers ("NASD") within 15 days after the Closing Date, (ii) any filings as may be required under applicable state securities laws, the securities laws of any foreign country and the HSR Act, (iii) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock, (iv) the filing of the Registration Statement on Form S-3 (or any other successor form) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Act and
     (v) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent, materially alter or delay the consummation of the Acquisition.

4.4 Valid Issuance. The shares of Acquiror Common Stock to be issued pursuant to the Acquisition will be duly authorized, validly issued, fully paid, and non-assessable, will not be subject to any preemptive or other statutory right of Acquiror stockholders, will be issued in compliance with applicable U.S. Federal and state securities laws and will be free of any liens or encumbrances other than any liens or encumbrances (i) created by or imposed upon the holders thereof or (ii) arising under this Agreement or applicable federal and state securities laws.

4.5 SEC Documents; Financial Statements. Acquiror has made available to Target a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Acquiror since January 1, 1997, and, prior to the Closing Date, Acquiror will have furnished Target with true and complete copies of any additional documents filed with the SEC by Acquiror prior to the Closing Date (collectively, the "Acquiror SEC Documents"). As of their respective filing dates (or if amended or superseded by a filing prior to the date hereof, then on the date of such subsequent filing), the Acquiror SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequent Acquiror SEC Document file on or before the Closing. The financial statements of Acquiror, including the notes thereto, included in the Acquiror SEC Documents (the "Acquiror Financial Statements") fairly present the consolidated financial condition and the related consolidated statements of operations, of stockholder's equity, and of cash flows of Acquiror at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q and Regulation S-K of the SEC).

4.6 Absence of Certain Changes. Since September 30, 1998 (the "Acquiror Balance Sheet Date"), Acquiror has conducted its business in the ordinary course consistent with past practice and there has not occurred any (i) change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Acquiror or (ii) any change by Acquiror in its accounting methods, principles or properties.

4.7 Litigation. Except as disclosed in the Acquiror SEC Documents, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror or any of its subsidiaries, threatened against Acquiror or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquiror. There is no judgment, decree or order against Acquiror or any of its subsidiaries or, to the knowledge of Acquiror or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Acquiror.

4.8 Compliance with Laws. Each of Acquiror and its subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Acquiror.

4.9 Representations Complete. None of the representations, warranties or statements made by Acquiror herein or in any Schedule hereto, including the Acquiror Disclosure Letter, or certificate furnished by Acquiror pursuant to this Agreement, or the Acquiror SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                    ARTICLE V

                        CONDUCT PRIOR TO THE CLOSING DATE

5.1 Conduct of Business of Target. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, Target agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its and its subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. DRG Holdings and Target, as applicable, further agrees to (i) pay and to cause its subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or Taxes, (ii) subject to Acquiror's consent to the filing of material Tax Returns if applicable, to pay or perform other obligations when due, (iii) to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, keep available the services of its and its subsidiaries' present officers and key employees and preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Closing Date and (iv) to provide all assistance reasonably requested by Acquiror's independent accountants to audit the Financial Statements provided that Acquiror pay the fees and expenses of such accountants in conducting such audit). Without limiting the foregoing, DRG Holdings agrees to continue to provide ISI with funds reasonably necessary to fund ISI's business (including by making transfers to the Intracompany Account (as defined below)) in a manner consistent with the way DRG Holdings is currently funding ISI's business. Target agrees to promptly notify Acquiror of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could have a Material Adverse Effect on Target. Without limiting the foregoing, except as expressly contemplated by this Agreement, Target shall not cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Acquiror:

(a) Charter Documents. Cause or permit any amendments to its Certificate or Articles of Incorporation or Bylaws;

(b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

(c) Material Contracts. Enter into any material contract, agreement, license or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts, agreements or licenses other than in the ordinary course of business consistent with past practice;

(d)  Stock Option and Stock  Incentive  Plans,  etc.  Except as  contemplated by
     Section 2.3, accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock and incentive plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

(e) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement;

(f) Intellectual Property. Transfer to or license any person or entity or otherwise extend, amend or modify any rights to its Intellectual Property other than the grant of non-exclusive licenses in the ordinary course of business consistent with past practice;

(g) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing, manufacturing or other exclusive rights of any type or scope with respect to any of its products or technology;

(h) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole, except for dispositions in the ordinary course of business consistent with past practice;

(i) Indebtedness. Except for indebtedness incurred by ISI pursuant to Section 6.16, incur or commit to incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

(j) Leases. Enter into any operating lease requiring payments in excess of $10,000;

(k) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $10,000 in any one case or $25,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements or specifically identified on the Target Disclosure Letter;

(l) Capital Expenditures. Incur or commit to incur any capital expenditures in excess of $50,000 in the aggregate, except as specifically identified in the Target Disclosure Letter;

(m) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

(n) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

(o) Employee Benefits; Severance. Except as contemplated by Section 2.3, take any of the following actions: (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of non-officer employees in the ordinary course of business and in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any officer or employee, (iii) enter into any collective bargaining agreement, (iv) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees, or (v) award or increase interests under the Target Unit Plan;

(p) Lawsuits. Commence a lawsuit or arbitration proceeding other than (i) for the routine collection of bills, or (ii) for a breach of this Agreement;

(q) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole;

(r) Taxes. Make any material tax election other than in the ordinary course of business and consistent with past practice, change any material tax election, adopt any tax accounting method other than in the ordinary course of business and consistent with past practice, change any tax accounting method, file any tax return (other than any estimated tax returns, immaterial information returns, payroll tax returns or sales tax returns) or any amendment to a tax return, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment provided that Acquiror shall not unreasonably withhold or delay approval of any of the foregoing actions;

(s) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

(t) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through (s) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

5.2 Notices. Target shall give all notices and other information required to be given to the employees of Target, any collective bargaining unit representing any group of employees of Target, and any applicable government authority under the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement;


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

6.1     No Solicitation.

(a) From and after the date of this Agreement until the Closing Date, Target shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a Acquisition, consolidation, business combination, sale of all or substantially all of the assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Target, or transactions inconsistent with the Acquisition, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as a "Takeover Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Takeover Proposal, or (iii) agree to, approve or recommend any Takeover Proposal.

(b) Target shall notify Acquiror immediately (and no later than 24 hours) after receipt by Target (or its advisors or agents) of any Takeover Proposal or any request for information in connection with a Takeover Proposal or for access to the properties, books or records of Target by any person or entity that informs Target that it is considering making, or has made, a Takeover Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

6.2     Access to Information.

(a) Target shall afford Acquiror and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to (i) all of Target's and its subsidiaries' properties, books, contracts, commitments and records, and
     (ii)  all  other  information  concerning  the  business,   properties  and
     personnel of Target and its subsidiaries as Acquiror may reasonably request. Target agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

(b) Subject to compliance with applicable law, from the date hereof until the Closing Date, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

(c)  No information or knowledge obtained in any investigation  pursuant to this
     Section 6.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition.

6.3 Confidentiality. The parties acknowledge that Acquiror and Target have previously executed a non-disclosure agreement dated December 23, 1998 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

6.4 Public Disclosure. Unless otherwise required by law, prior to the Closing Date, no disclosure (whether or not in response to an inquiry) shall be made by any party hereto regarding the subject matter of this Agreement unless approved by Acquiror prior to release. Any public announcement by Acquiror regarding the subject matter of this Agreement shall be delivered to Target prior to release.

6.5     Consents; Cooperation.

(a) Each of Acquiror and Target shall promptly apply for or otherwise seek, and use all reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Acquisition and shall use all commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Acquisition for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal or state antitrust or fair trade law.

(b) Each of Acquiror and Target shall use all commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Acquiror and Target shall cooperate and use all commercially reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Acquisition or any such other transactions, unless by mutual agreement Acquiror and Target decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that Acquiror shall have no obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the earlier of (i) the date specified in Section 8.1(b) (or any later date permitted pursuant to the proviso in Section 8.1(b)) or
     (ii) the date of a ruling preliminarily enjoining the Acquisition issued by a court of competent jurisdiction. Each of Acquiror and Target shall use all commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

(c) Notwithstanding the foregoing, neither Acquiror nor Target shall be required to agree, as a condition to any Approval, to divest itself of or hold separate any subsidiary, division or business unit which is material to the business of such party and its subsidiaries, taken as a whole, or the divestiture or holding separate of which would be reasonably likely to have a Material Adverse Effect on (A) the business, properties, assets, liabilities, financial condition or results of operations of such party and its subsidiaries, taken as a whole or (B) the benefits intended to be derived as a result of the Acquisition.

6.6 Update Disclosure; Breaches. From and after the date of this Agreement until the Closing Date, each party hereto shall promptly notify the other party, by written update to its Disclosure Schedule, of (i) the occurrence or non-occurrence of any event which would be likely to cause any condition to the obligations of any party to effect the Acquisition and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of Target or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Acquisition and the other transactions contemplated by this Agreement not to be satisfied. The delivery of any notice pursuant to this
Section 6.6 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

6.7 Legal Requirements. Each of Acquiror and Target will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

6.8 Blue Sky Laws. Acquiror shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Acquisition. Target shall use its best efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock in connection with the Acquisition.

6.9 Certain Stock Rights. On the Closing Date, DRG Holdings shall pay to each holder of rights pursuant to the Target Unit Plan the cash amount set forth opposite such holder's name on Schedule 2.3 hereof. Target has delivered to Acquiror a Schedule 2.3 which sets forth a true and complete list as of the date hereof of each holder of an outstanding interest under the Target Unit Plan and the cash payment due in full satisfaction of such interest.

6.10 Escrow Agreement. On or before the Closing Date, the parties to the Escrow Agreement shall execute and deliver the Escrow Agreement.

6.11 Additional Agreements; Reasonable Efforts. Each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party, including by provision of information. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement or to vest Acquiror with full title to all properties, assets, rights, approvals, immunities and franchises of Target, the proper officers and directors of each party to this Agreement shall take all such necessary action.

6.12 Employee Benefits. Acquiror shall take such reasonable actions, to the extent permitted by Acquiror's benefits program, as are necessary to allow eligible employees of Target to participate in the benefit programs of Acquiror, or alternative benefits programs in the aggregate substantially comparable to those applicable to employees of Acquiror on similar terms, as soon as practicable after the Closing Date of the Acquisition. To the extent permitted by Acquiror's benefit plans, from and after the Closing Date, Acquiror shall grant all employees of Target credit for all service (to the same extent as service with Acquiror is taken into account with respect to similarly situated employees of Acquiror) with Target prior to the Closing Date for (i) eligibility purposes and (ii) for purposes of vacation accrual after the Closing Date as if such service with Target was service with Acquiror.

6.13     Registration Requirements.

(a) As soon as reasonably practicable and in any event no later than one (1) business day after the Closing, Acquiror shall prepare and file a registration statement with the SEC under the Securities Act to register the resale of the Acquiror Shares ("Registrable Securities") and thereafter shall use its commercially reasonable efforts to secure the effectiveness of such registration statement.

(b) Acquiror shall pay all Registration Expenses (as defined below) in connection with any registration qualification or compliance hereunder, and each holder of Registrable Securities ("Holder") shall pay all Selling Expense (as defined below) and other expenses that are not Registration Expenses relating to the Registrable Securities resold by such Holder. "Registration Expenses" shall mean all expenses, except for Selling
     Expenses, incurred by Acquiror in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Acquiror, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean all selling commissions, underwriting fees (if any) and stock transfer taxes applicable to the Registrable Securities and all fees and disbursements of counsel for any Holder.

(c) In the case of any registration effected by Acquiror pursuant to these registration provisions, Acquiror will use its commercially reasonable efforts to: (i) keep such registration effective until the earlier of (A) eighteen (18) months after the Closing Date or (B) such date as Acquiror shall be satisfied that the then-current Holders may sell all of their Registrable Securities then outstanding within a three (3) month period;
     (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; (iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request; (iv) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that Acquiror shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; (v) cause all such Registrable Securities registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by Acquiror are then listed or quoted; (vi) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all Registrable Securities; and (vii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, within a reasonably practicable date, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

(d) With a view to making available to the holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell Registrable Securities to the public without registration or pursuant to a registration on Form S-3, Acquiror hereby covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the Closing; (ii) file with the SEC in a timely manner all reports and other documents required of Acquiror under the Securities Act and Exchange Act; and (iii) furnish to any Holder, as long as the Holder owns any Registrable Securities forthwith upon request, (A) a written statement by Acquiror that it has complied with the reporting requirements of Rule 144, the Securities Acts and the Exchange Act, (B) a copy of the most recent annual or quarter report of Acquiror, and (C) such other information as may be reasonably requested in order to avail any Holder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration or pursuant to such Form S-3.

(e)  Indemnification.

     (i) To the extent permitted by law, Acquiror will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities
          Act)  for  such  Holder,  its  officers,  directors,  shareholders  or partners and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by Acquiror of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and Acquiror will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability, or action; provided, however, that the indemnity agreement contained in this Section 6.13(e)(i) shall not apply to amounts paid in settlement of any such loss, claim, liability, or action if such settlement is effected without the consent of Acquiror (which consent shall not be unreasonably withheld), nor shall Acquiror be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

     (ii) To the extent permitted by law, each selling Holder will indemnify and hold harmless Acquiror, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls Acquiror within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 6.13(e)(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 6.13(e)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 6.13(e)(ii) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

     (iii)Promptly after receipt by an indemnified party under this Section 6.13(e) of notice of the commencement of any action (including governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.13(e), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnifying parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.13(e), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.13(e). No indemnifying party, in defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment of enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect of such claim or litigation.

     (iv) If the indemnification provided for in this Section 6.13(e) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by a Holder under this subsection 6.13(e)(iv) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     (v) The obligation of Acquiror and Holders under this Section 6.13(e) shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 6.13(e) and otherwise.

(f) If any Holder shall propose to sell any Registrable Securities pursuant to the registration statement, it shall notify Acquiror of its intent to do so at least three (3) full trading days prior to such sale, and the provision of such notice to Acquiror shall conclusively be deemed to establish an agreement by such Holder to comply with the registration provisions herein described. Unless otherwise specified in such notice, such notice shall be deemed to constitute a representation that any information previously supplied by such Holder is accurate as of the date of such notice.

(g) Subject to Section 6.13(h), when a Holder is entitled to sell and gives notice of its intent to sell pursuant to the registration statement, Acquiror shall use commercially reasonable efforts to furnish within one
     (1) trading day (and shall in any event furnish within three (3) trading days) after receipt of such notice to such Holder confirmation that no such supplement or amendment is required or a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the Holders of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing. The failure of Acquiror to deliver such confirmation or a reasonable number of copies of such supplement or amendment within such three (3) trading day period shall constitute confirmation of Acquiror that no such supplement or amendment is required.

(h) If at any time after a registration statement becomes effective, Acquiror advises the Holders in writing that the registration statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any prospectus comprising a part of such registration statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or the occurrence or existence of any pending corporate development that,in the reasonable discretion of Acquiror, makes it appropriate to suspend the availability of the registration statement and the related prospectus, Acquiror shall give notice to the Holders that the availability of the registration statement is suspended and the Holders shall suspend any further sale of Registrable Securities pursuant to the registration statement until the Holders have been informed in writing that the registration statement is available, provided that Acquiror may not suspend the availability of the registration statement unless affiliates of the Acquiror who are subject to Acquiror's insider trading policies are also precluded from trading in Acquiror's Common Stock. Acquiror shall be entitled to exercise its right to suspend the availability of the registration statement for a period exceeding not more than sixty (60) consecutive days, or a total of one hundred twenty
     (120) days within any consecutive three hundred sixty (360) day period. In addition, each Holder who becomes an employee of Acquiror shall be subject to Acquiror's insider trading policy to the extent applicable.

     (i) The registration rights provided in this Section 6.13 shall terminate with respect to a particular Holder if the Registrable Securities owned by such Holder have been held for the necessary holding period under Rule 144 and all shares of Registrable Securities held by such Holder may be sold pursuant to Rule 144 in any three (3) month period. Upon the termination of registration rights pursuant to this Section 6.13, Acquiror shall have the right to withdraw the registration statement, or any portion thereof, covering the Registrable Securities held by such particular Holder.

6.14     Tax Characterization.

(a) The Target Stockholders hereby represent that ISI has at all times from and after its formation constituted a "qualified subchapter S subsidiary" as such term is defined in Code Section 1361(b)(3)(B) ("QSSS") and will continue to so constitute a qualified subchapter S subsidiary until immediately prior to the closing. The Target Stockholders agree and acknowledge that Acquiror may make an election under Code Section 338 with respect to New ISI (as defined in subparagraph (b) below) and that damages resulting from a breach of the representation set forth in the preceding sentence shall include, among other things, any Tax liability resulting from such Section 338 election, to the extent in excess of the Tax liability that would have resulted from such election had ISI at all times after its formation constituted a QSSS as provided in the preceding sentence. In addition, Acquiror and Target Stockholders each hereby agree that, at the election of either Acquiror or Target Stockholders made at any time prior to the Closing, Target Stockholders shall cause ISI to transfer all of its assets, subject to its liabilities, to Acquiror or its assigns (by means of a direct asset transfer) at the Closing (the "Actual Asset Transfer") in lieu of transferring the stock of ISI at the Closing. Any sales, use or similar transfer taxes incurred by reason of the Actual Asset Transfer shall be borne equally by ISI and the Target Stockholders, on the one hand, and Acquiror on the other hand.

(b) Unless either the Target Stockholders or the Acquiror shall have elected an Actual Asset Transfer pursuant to the preceding paragraph (a), for federal income tax purposes, and for the purposes of any state tax regime that has a provision that corresponds to Code Section 1361(b)(3), the Target
     Stockholders agree to treat the transfer of the stock of ISI pursuant to this Agreement as consisting of the following components: (i) First, a fully taxable transfer (i.e., a transfer that does not qualify under Code
     Section 351 and does not  constitute  a  reorganization  under Code Section
     368) of the assets and liabilities of ISI directly from DRG Holdings to a newly-formed corporation ("New ISI") (the "Deemed Asset Transfer"), and
     (ii) immediately thereafter, a fully taxable transfer of the stock of New ISI to Acquiror in exchange for the consideration to be delivered to DRG Holdings as set forth in Section 1.2 and Schedule 1.2 hereof. The Target Stockholders hereby agree to pay or cause to be paid all Taxes resulting from the deemed transfers described in the preceding sentence. To the maximum extent permissible, the Target Stockholders agree not to include New ISI as a member of any affiliated, consolidated, combined, or unitary group for Tax purposes. The Target Stockholders hereby represent that except as set forth on Schedule 6.14 hereto, ISI has not taken any action from and after the formation of ISI which would cause it to be treated as a separate entity (i.e., as other than a disregarded QSSS) in any Tax jurisdiction for purposes of income or franchise taxes.

(c) Acquiror shall provide a schedule (the "Allocation Schedule") to the Target Shareholders within a reasonable time after the Closing Date setting forth, in accordance with Section 1060 of the Code, the allocation of the consideration received by the Target Stockholders in exchange for the assets deemed transferred in the Deemed Asset Transfer or by ISI in exchange for the assets actually transferred in the Actual Asset Transfer, if any. If after reviewing the Allocation Schedule, the Target Stockholders reasonably object to the allocation of any item, it shall so notify Acquiror within a reasonable time after delivery to it of the Allocation Schedule, and if Acquiror and the Target Stockholders are thereafter unable to agree upon the amount of the disputed item, they shall refer the dispute to an independent certified public accounting firm mutually chosen by Acquiror and Target Stockholders for resolution of such item. The parties hereto agree that all financial reports, and income and other tax returns and information reports, will be prepared and filed in a manner consistent with the allocation set forth in the Allocation Schedule as such may be modified by the independent certified public accountants referred to in the preceding sentence and no party hereto will take any position inconsistent with such allocation in any subsequent returns or proceedings. Acquiror agrees either to file (in the case of an Actual Asset Transfer) or to cause New ISI to file (in the case of a Deemed Asset Transfer), and DRG Holdings agrees to file (in the case of a Deemed Asset Transfer) or cause ISI to file (in the case of an Actual Asset Transfer), IRS Form 8594, and any corresponding state tax forms, on a timely basis, with a copy to the other party.

(d) Acquiror agrees that except as specifically set forth in this Agreement, Acquiror will not cause either Company to take any action on the Closing Date otherthan in the ordinary course of business. Acquiror agrees that the payments required by Section 6.9 and any other bonus payments made by DRG Holdings or ISI on the Closing Date shall, for purposes of any jurisdiction that treats ISI as a QSSS (or any state taxing jurisdiction equivalent), be treated as made by DRG Holdings rather than by New ISI or Acquiror.

(e) If any party elects to cause an Actual Asset Transfer pursuant to Section 6.14(a), Target and Target Stockholders agree to make all changes to the Transaction Documents and to take all actions reasonably requested by the requesting party to allow Acquiror to effect the Actual Asset Transfer without adversely affecting Acquiror's or Target Stockholders' rights under the Transaction Documents. Without limiting the foregoing, (i) Target and Target Stockholders will take all actions reasonably requested by the requesting party to minimize all sales, use or similar transfer taxes payable in connection with the Actual Asset Transfer, (ii) the parties' obligation to consummate the Actual Asset Transfer shall be conditioned upon Target obtaining all third party consents required to effect the transfer to Acquiror of the contracts of Target set forth on Schedule 2.26 hereto, and (iii) Target shall execute all documents and instruments reasonably necessary to effect the transfer of the assets pursuant to the Actual Asset Transfer subject to Acquiror executing all documents and instruments reasonably necessary to effect the assumption of liabilities pursuant to the Actual Asset Transfer.

6.15     Intracompany Account.

(a) The term "Intracompany Account" on a given date shall mean ISI's accounts payable to DRG Holdings as of the close of business on the day before such date, but only to the extent such accounts payable represent cash payments by DRG Holdings on behalf of ISI, less ISI's accounts receivable from DRG Holdings as of the close of business on the day before such date, but only to the extent such accounts receivable represent sales of ISI's products by PDC Solutions, Inc., a wholly owned subsidiary of DRG Holdings ("PDC"). The term "Nonqualifying Accounts" with respect to the Intracompany Account shall mean accounts payable that Acquiror determines do not represent cash payments by DRG Holdings on behalf of ISI or accounts receivable that Acquiror determines do not represent sales of ISI's products by PDC, in each case based upon reasonable review procedures performed by Acquiror. As of December 31, 1998, the parties acknowledge that the unaudited Intracompany Account, after consultation between Target and Acquiror and review by Acquiror's independent accountants, was $4,928,967, provided that such acknowledgement shall not affect the right of Acquiror to determine pursuant to Section 6.15(b) that any accounts receivable or accounts payable included in such amount are Nonqualifying Accounts (as defined below).

(b) Within two (2) business days after the Closing Date, DRG Holdings shall furnish to Acquiror a statement of its Intracompany Account as of the Closing Date together with any related supporting documentation reasonably available to DRG Holdings. Within eight (8) business days after the date on which the DRG Holdings furnishes to Acquiror such statement and any other supporting detail reasonably requested by Acquiror, Acquiror shall furnish to DRG Holdings a statement indicating any Nonqualifying Accounts and shall pay to DRG Holdings cash equal to the Intracompany Account, after excluding any Nonqualifying Accounts, minus the advance paid pursuant to Section 6.15(d).

(c) Unless DRG Holdings objects to such statement within five (5) business days after its receipt, Acquiror's determination of Nonqualifying Accounts shall be final. If DRG Holdings objects to Acquiror's determination of any Nonqualifying Accounts within such five (5) day period, the determination of any Nonqualifying Accounts shall be submitted to arbitration in accordance with procedures set forth in Section 9.8. In resolving such dispute, the arbitrator shall use the review procedures used by the Acquiror, unless the arbitrator determines that such review procedures were not reasonable, in which case the arbitrator shall be free to use whatever review procedures it deems appropriate. Within ten (10) business days after the arbitrator determines the amount of any Nonqualifying Accounts, Acquiror shall pay DRG Holdings cash equal to (i) the amount of the Intracompany Account, excluding any Nonqualifying Accounts determined by the arbitration, minus (ii) the amount paid to DRG Holdings pursuant to
     Section 6.15(b) and the advance paid pursuant to Section 6.15(d).

(d) Acquiror shall pay DRG Holdings Two Million Five Hundred Thousand Dollars ($2,500,000) in cash, by wire transfer, at the Closing as an advance against the amount due pursuant to Section 6.15(b) or (c).

6.16 Acquiror Option Grants. Acquiror has obtained the approval of its Board of Directors to grant options to purchase up to 300,000 shares of Acquiror's Common Stock to employees of Target who become employees of Acquiror or its subsidiaries, provided that the actual number of such shares shall be determined by Acquiror in its sole discretion. Any such option grants shall be in accordance with Acquiror's standard policies for option grants and shall provide, among other things, for an exercise price of Acquiror's Common Stock equal to the fair market value of such stock on the date of grant and other customary vesting conditions and restrictions. Acquiror agrees that it shall consult with George Wilson regarding any option grants pursuant to this Section
6.16. Acquiror shall use commercially reasonable efforts to effect any such option grants as of the Closing Date.

6.17 Transfer of Assets. On or before the Closing Date, the Target Stockholders shall upon the request of Acquiror received by the Target at least five (5) business days before the Closing Date, cause Intelliguard Software International, Inc. ("Intelliguard International") to assign to ISI all assets of Intelliguard International (including contracts) that are necessary or reasonably useful in ISI's business. The Acquiror shall be entitled but not obliged to offer contracts of employment to any employees of Intelliguard International based in the U.K. The parties hereby acknowledge and agree that the transfer of any assets currently owned by the U.K. branch of Intelliguard International pursuant to this Section 6.17 does not amount to the transfer of an undertaking for the purpose of The Transfer of Undertakings (Protection of Employment) Regulations 1981 and any subsequent re-enactment or modification thereof.

6.18 Name Change. The Target Stockholders shall cause Intelliguard International and the affiliates of Intelliguard International and the Target Stockholders to cease using the name "Intelliguard Software International" or any confusingly similar name.


                                   ARTICLE VII

                          CONDITIONS TO THE ACQUISITION

7.1 Conditions to Obligations of Each Party to Effect the Acquisition. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

(a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal or otherwise prohibits consummation of the transactions contemplated hereby. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

(b) Governmental Approval. Acquiror and Target and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Acquisition and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state Blue Sky laws, and under HSR.

7.2 Additional Conditions to Obligations of Target and Target Stockholders. The obligations of Target and Target Stockholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by Target and Target
Stockholders:

(a) Representations, Warranties and Covenants. Except as disclosed in the Acquiror Disclosure Letter, (i) the representations and warranties of Acquiror in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Closing Date as though such representations and warranties were made on and as of such time and (ii) Acquiror shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing Date.

(b) Certificate of Acquiror. Target shall have been provided with a certificate executed on behalf of Acquiror by its President and its Chief Financial Officer to the effect that, as of the Closing Date:

     (i) all representations and warranties made by Acquiror under this Agreement are true and complete in all material respects; and

     (ii) all covenants, obligations and conditions of this Agreement to be performed by Acquiror on or before such date have been so performed in all material respects.

(c) No Material Adverse Changes. There shall not have occurred any Material Adverse Effect with respect to Acquiror and its subsidiaries, taken as a whole.

7.3 Additional Conditions to the Obligations of Acquiror. The obligations of Acquiror to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by Acquiror:

(a) Representations, Warranties and Covenants. Except as disclosed in the Target Disclosure Letter (i) The representations and warranties of Target and Target Stockholders in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Closing Date as though such representations and warranties were made on and as of such time and (ii) Target and Target Stockholders shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

(b) Certificate of Target. Acquiror shall have been provided with a certificate executed on behalf of Target by its President and Chief Financial Officer and by Target Stockholders to the effect that, as of the Closing Date:

     (i)  all   representations   and  warranties  made  by  Target  and  Target
          Stockholders under this Agreement are true and complete in all material respects; and

     (ii) all covenants, obligations and conditions of this Agreement to be performed by Target and Target Stockholders on or before such date have been so performed in all material respects.

(c) Third Party Consents. Acquiror shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Acquisition under the contracts of Target set forth on Schedule 2.26 hereto.

(d) Injunctions or Restraints on Acquisition and Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Target and its subsidiaries, following the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

(e) No Material Adverse Changes. There shall not have occurred any Material Adverse Effect with respect to Target and its subsidiaries, taken as a whole.

(f) Resignation of Directors. The officers and directors of Target in office immediately prior to the Closing Date shall have resigned as directors of Target effective as of the Closing Date.

(g) Employment and Non-Competition Agreements. The employees of Target and its subsidiaries set forth on Schedule 7.3(g) shall have entered into Employment and Non-Competition Agreements in substantially the form(s) attached hereto as Exhibit C.

(h) Releases. Each of the participants in the Target Unit Plan, including (without limitation) the employees of Target and of all subsidiaries of Target's parent corporation, shall have entered into a release agreement in which each individual acknowledges that the cash payment made in accordance with Section 6.9 shall constitute satisfaction in full of all obligations to such individual under the Target Unit Plan and in which such individual waives any claims under the Target Unit Plan and covenants not to sue Target or Acquiror under any claim arising out of the individual's interest in the Target Unit Plan.

(i) Transaction Documents. Target and each of the Target Stockholders shall have entered into the Transaction Documents to which they are a party and the Escrow Agent and Target Stockholders' Agent shall have entered into the Escrow Agreement.


                                  ARTICLE VIII

                   TERMINATION, EXPENSES, AMENDMENT AND WAIVER

8.1 Termination. At any time prior to the Closing Date, whether before or after approval of the matters presented in connection with the Acquisition by the Target Stockholders of Target, this Agreement may be terminated:

(a) by mutual consent duly authorized by the Board of Directors of Acquiror and Target;

(b) by either Acquiror or Target, if, without fault of the terminating party, the Closing shall not have occurred on or before April 12, 1999 (provided that (i) a later date may be agreed upon in writing by the parties hereto,
     (ii) the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Acquisition to occur on or before such date and such action or failure to act constitutes a breach of this Agreement) and (iii) Acquiror may select a date not later than thirty (30) days after April 12, 1999 if Acquiror is in good faith contesting and resisting any action or proceeding arising under the antitrust laws;

(c) by Acquiror, if Target shall breach any representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within ten (10) business days of receipt by Target of written notice of such breach, provided that the right to terminate this Agreement by Acquiror under this Section 8.1(c) shall not be available to Acquiror where Acquiror is at that time in willful breach of this Agreement;

(d) by Target, if Acquiror shall breach any representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within ten (10) days following receipt by Acquiror of written notice of such breach, provided that the right to terminate this Agreement by Target under this Section 8.1(d) shall not be available to Target where Target is at that time in material breach of this Agreement;

8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror or Target or their respective officers, directors, Target Stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 6.3 (Confidentiality), Section 8.3 (Expenses and Termination Fees) and this Section 8.2 shall remain in full force and effect and survive any termination of this Agreement.

8.3  Expenses  and  Termination  Fees.   Whether  or  not  the  Acquisition  is
consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense; provided, however, that if the Acquisition is consummated (i) Acquiror (A) shall pay (subject to review by Acquiror) out-of-pocket fees and expenses of Hambrecht & Quist LLC pursuant to the engagement letter described in the Target Disclosure Letter (B) shall pay up to an aggregate of $425,000 of out-of-pocket fees and expenses of legal counsel and accountants for the Target Stockholders and (ii) Target Stockholders shall pay any fees and expenses of legal counsel and accountants in excess of $425,000. If Acquiror or Target receives any invoices for amounts in excess of said amounts, it may pay such fees; provided, however, that such payment shall, if not promptly reimbursed by the Target Stockholders at Acquiror's request, constitute "Damages" recoverable under the Escrow Agreement and such Damages shall not be subject to the Damage threshold (as defined in Section 9.4 hereof). Notwithstanding any other provision of this Agreement or the Target Disclosure Letter, DRG Holdings shall indemnify Acquiror for any financial advisory fees and expenses other than those payable to Hambrecht & Quist LLC.

8.4 Extension; Waiver. At any time prior to the Closing Date any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE IX

                           ESCROW AND INDEMNIFICATION

9.1 Survival of Representations, Warranties and Covenants. Notwithstanding any investigation conducted before or after the Closing Date, and notwithstanding any actual or implied knowledge or notice of any facts or circumstances which Acquiror, Target or Target Stockholders may have as a result of such investigation or otherwise, Acquiror, Target and Target Stockholders will be entitled to rely upon the other party's representations, warranties and covenants set forth in this Agreement. The representations and warranties of Acquiror will terminate upon the Closing. The obligations of Target and Target Stockholders with respect to their representations, warranties, agreements and covenants will survive the Closing and continue in full force and effect until the date twelve (12) months following the Closing Date (the "Termination Date"), at which time, subject to the third sentence of Section 9.2 and to Section 9.5, the representations, warranties and covenants of Target and Target Stockholders set forth in this Agreement (other than any such Tax Provisions (as defined below)) and any liability of the Target Stockholders with respect to such representations, warranties and covenants will terminate. Any representations, warranties or covenants of Target or Target Stockholders relating to Tax matters (including, without limitation, those contained in Sections 2.15, 6.14 and 5.1) (collectively, "Tax Provisions") and any liability of the Target Stockholders with respect thereto will not terminate until the expiration of the applicable statute of limitations (including any applicable extensions) with respect to Target or Acquiror to which those Tax Provisions relate.

9.2 Indemnity. From and after the Closing Date, and subject to the provisions of Section 9.1, Acquiror (on or after the Closing Date) shall be indemnified and held harmless by the Target Stockholders against, and reimbursed for, any actual liability, damage, loss, obligation, demand, judgment, fine, penalty, cost or expense, including reasonable attorneys' fees and expenses, and the costs of investigation incurred in defending against or settling such liability, damage, loss, cost or expense or claim therefor and any amounts paid in settlement thereof, imposed on or reasonably incurred by Acquiror as a result of any breach of any representation, warranty, agreement or covenant on the part of Target or Target Stockholders under this Agreement (collectively the "Damages"). "Damages" as used herein is not limited to matters asserted by third parties (see Section 9.12), but includes Damages incurred or sustained by Acquiror or its subsidiaries in the absence of claims by a third party (including the loss of tax benefits by Acquiror or its subsidiaries or the reduction in the tax basis of assets of Acquiror or its subsidiaries). If the Closing occurs, claims against the Escrow Fund (as defined below) in accordance with this Article IX shall be the exclusive remedy of Acquiror for breaches of representation and warranties and covenants by Target and Target Stockholders in the Transaction Documents (other than the Tax Provisions), except to the extent any such breaches results from fraud. If the Closing occurs, Target shall have no obligations to Target Stockholders on or after the Closing Date.

9.3 Escrow Fund. As security for the indemnity provided for in Section 9.2 hereof, Ninety Thousand (90,000) shares of the Acquiror Common Stock issuable pursuant to Section 1.2 shall be deposited by Acquiror in an escrow account with Greater Bay Trust Company (or other mutually acceptable institution) as Escrow Agent (the "Escrow Agent"), as of the Closing Date, such deposit, together with any distributions on such Acquiror Common Stock, to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth in this Agreement and the provisions of the Escrow Agreement to be executed and delivered pursuant to
Section 6.10. The Escrow Fund shall be allocated among the Target Stockholders in accordance with the allocation set forth on Schedule 1.2 hereof. Upon compliance with the terms hereof and the Escrow Agreement and subject to the provisions of this Article IX, Acquiror shall be entitled to obtain indemnity from the Escrow Fund for Damages covered by the indemnity provided for in
Section 9.2 of this Agreement.

9.4 Damage Threshold. Notwithstanding the foregoing, Acquiror may not receive any shares from the Escrow Fund unless and until an Officer's Certificate (as defined in Section 9.6 below) identifying Damages the aggregate amount of which exceeds $250,000 (the "Damage Threshold") has been delivered to the Escrow Agent as provided in Section 9.5 below and such amount is determined pursuant to this
Article IX to be payable, in which case Acquiror shall receive shares equal in value to the amount of Damages in excess of $250,000. In determining the amount of any Damage attributable to a breach, any materiality or knowledge standard contained in a representation, warranty or covenant of Acquiror shall be disregarded. Notwithstanding any other provision contained herein, the Target Stockholders shall be liable for Damages after the Termination Date relating to a breach of any Tax Provision only to the extent such Damages exceed an amount equal to the Damage Threshold less the aggregate amount of Damages for which Acquiror was not indemnified pursuant to the first sentence of this Section 9.4.

9.5 Escrow Period. The Escrow Period shall terminate at the expiration of twelve (12) months after the Closing Date; provided, however, that a portion of the Escrow Shares, which are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved.

9.6     Claims.

(a) Upon receipt by the Escrow Agent on or before the Termination Date of a certificate signed by the chief financial or chief executive officer of Acquiror (an "Officer's Certificate") for a claim against the Escrow Fund:

     (i) stating that Acquiror has incurred, paid or properly accrued (in accordance with GAAP) or knows of facts giving rise to a reasonable probability that it will have to incur, pay or accrue (in accordance with GAAP) Damages in an aggregate stated amount with respect to which Acquiror is entitled to payment from the Escrow Fund pursuant to this Agreement; and

     (ii) specifying in reasonable detail the individual items of Damages included in the amount so stated, the date each such item was incurred, paid or properly accrued (in accordance with GAAP), or the basis for such anticipated liability, the specific nature of the breach to which such item is related, the Escrow Agent shall, subject to the provisions of Section 9.7 of this Agreement, deliver to Acquiror shares of Acquiror Common Stock or other assets in the Escrow Fund in an amount necessary to indemnify Acquiror for the Damages claimed. All shares of Acquiror Common Stock subject to such claims shall remain in the Escrow Fund until (A) Damages are actually incurred or (B) paid or the Acquiror determines in its reasonable good faith judgment that no Damages will be required to be incurred or paid (in which event such shares shall be distributed to the Target Stockholders in accordance with Section 9.10 below)or (C)such claims have been withdrawn or finally disallowed against the Escrow Fund (in which event such shares shall be distributed to Target Stockholders in accordance with Section 9.12 below).

(b) For the purpose of compensating Acquiror for its Damages pursuant to this Agreement, the Acquiror Common Stock in the Escrow Fund shall be valued at a per share price equal to the average of the closing bid price for a share of Acquiror Common Stock as quoted on the Nasdaq National Market for the ten (10) trading days immediately preceding and ending on the trading day immediately prior to the Closing Date.

(c) Upon receipt by the Target Stockholders' Agent on or after the Termination Date of an Officer's Certificate for a claim not covered by the Escrow Fund relating to a breach of any Tax Provision:

     (i) stating that Acquiror has incurred, paid or properly accrued (in accordance with GAAP) or knows of facts giving rise to a reasonable probability that it will have to incur, pay or accrue (in accordance with GAAP) Damages in an aggregate stated amount with respect to which Acquiror is entitled to indemnification pursuant to this Agreement; and

     (ii) specifying in reasonable detail the individual items of Damages included in the amount so stated, the date each such item was incurred, paid or properly accrued (in accordance with GAAP), or the basis for such anticipated liability, the specific nature of the breach to which such item is related, the Target Stockholders shall, subject to the provisions of Section 9.7 of this Agreement, pay Acquiror an amount in cash necessary to indemnify Acquiror for the Damages claimed within forty-five days after receipt of such Officer's Certificate by the Target Stockholders' Agent.

(d)  All  claims  against  the Escrow  Fund that are  allowed  pursuant  to this
     Article IX shall be charged to the account of each Target Stockholder in accordance with the allocation set forth on Schedule 1.2 hereof, as amended on or before the Closing. To the extend DRG Holdings does not satisfy any obligations pursuant to this Article IX (including any payments required pursuant to Section 9.6(c)), or pursuant to Section 9.8 in respect of a claim covered by an Officer's Certificate delivered to Target Stockholders' Agent pursuant to Section 9.6(c), the other Target Stockholders shall satisfy such obligations in accordance with their relative allocations set forth on Schedule 1.2 hereof, as amended on or before the Closing.

9.7     Objections to Claims.

(a) At the time of delivery of any Officer's Certificate to the Escrow Agent pursuant to Section 9.6(a), a duplicate copy of such Officer's Certificate shall be delivered to the Target Stockholders' Agent (along with a copy of any supporting documents reasonably available to Acquiror that relate to the claims set forth in the Officer's Certificate). For a period of forty-five (45) days after such delivery to the Escrow Agent, the Escrow Agent shall make no delivery of Acquiror Common Stock or other property pursuant to Section 9.6 hereof unless the Escrow Agent shall have received written authorization from the Target Stockholders' Agent to make such delivery. After the expiration of such forty-five (45) day period, the Escrow Agent shall make delivery of the Acquiror Common Stock or other property in the Escrow Fund in accordance with Section 9.6 hereof, provided that no such payment or delivery may be made if the Target Stockholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Acquiror prior to the expiration of such forty-five
     (45) day period.

(b) At the time of delivery of any Officer's Certificate to the Target Stockholders' Agent pursuant to Section 9.6(c), a copy of any supporting documents reasonably available to Acquiror that relate to the claims set forth in the Officer's Certificate shall also be delivered to Target Stockholders' Agent. Forty-five (45) days after such delivery, payment shall be made by the Target Stockholders pursuant to Section 9.6(c) unless the Target Stockholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Acquiror within forty-five days after receipt of such Officer's Certificate by the Target Stockholders' Agent.

9.8     Resolution of Conflicts; Arbitration.

(a) In case the Target Stockholders' Agent shall so object in writing pursuant to Section 9.7 to any claim or claims by Acquiror made in any Officer's Certificate delivered pursuant to Section 9.6(a) or (c), the Target Stockholders' Agent and Acquiror shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Target Stockholders' Agent and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Acquiror Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

(b) If the parties have not resolved the dispute during such sixty (60) day period then within an additional ten (10) day period the parties will mutually agree on and appoint a single arbitrator in Santa Clara or San Mateo County, California who is familiar with the computer software industry and software licensing issues (or, in connection with a tax dispute, who has expertise in tax matters). If the parties cannot agree upon a single arbitrator, then such an arbitrator shall be selected pursuant to the rules of the AAA (American Arbitration Association). Upon such appointment the parties will each deliver to the arbitrator and to each other a written proposal of that party's final recommended resolution to the dispute (the "Proposal"), along with all written arguments or documentation supporting the adoption of such recommended resolution. This will be the final proposal each party can make concerning the dispute. Within sixty (60) days of the appointment of such arbitrator, under the rules of the American Arbitration Association and the law of the State of California (exclusive of that body of law dealing with choice of law), the arbitrator shall adopt one of the Proposals as his or her final binding decision and award (the "Award"). Any judgment upon the Award rendered by the Arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve the dispute.

(c) The arbitrator may request reasonable written clarification of the documents previously provided for his review during the 30 days after such appointment. Any material provided to the arbitrator shall also be simultaneously provided to the opposing party. The opposing party will be entitled, during the five days following delivery of such material, to provide a written response or rebuttal to same to the arbitrator and the other party.

(d) Any such arbitration shall be conducted before a single arbitrator who shall be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association but based upon reasonably hourly or daily consulting rate for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

(e) The arbitrator may award either party its costs and attorneys fees. Pending such award, however, the fees of the arbitrator will be shared equally by the parties and each party will bear its own costs and attorneys fees.

(f) Upon conclusion of any arbitration proceedings hereunder, the arbitrator shall render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and shall deliver such documents to each party to this Agreement along with a signed copy of the Award.

9.9     Target Stockholders' Agent.

(a) Ed Lacey shall be constituted and appointed as the Target Stockholders' Agent for and on behalf of the Target Stockholders to give and receive notices and communications, to authorize delivery to Acquiror of the Acquiror Common Stock or other property from the Escrow Fund or cash payments from the Target Stockholders in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Target Stockholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than 10 days' prior written notice to Acquiror. The Target Stockholders' Agent may resign upon thirty (30) days notice to the parties to this Agreement and the Target Stockholders. No bond shall be required of the Target Stockholders' Agent, and the Target Stockholders' Agent shall receive no compensation for his services. Notices or communications to or from the Target Stockholders' Agent shall constitute notice to or from each of the Target Stockholders.

(b) The Target Stockholders' Agent shall not be liable for any act done or omitted hereunder as Target Stockholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Target Stockholders shall severally indemnify the Target Stockholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Target Stockholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder. The Target Stockholders shall be entitled to a distribution from the Escrow Fund equal to any such indemnity claim which has not been satisfied; provided, however, that a portion of the Escrow Shares, which are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to the Termination Date with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved.

(c) The Target Stockholders' Agent shall have reasonable access to information about Target and the reasonable assistance of Target's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Target Stockholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Target to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

9.10 Distribution Upon Termination of Escrow Period. Within five (5) business days following the Termination Date, the Escrow Agent shall deliver to the Former Target Stockholders all of the Acquiror Common Stock in the Escrow Fund in excess of any amount of such Acquiror Common Stock reasonably necessary to satisfy any unsatisfied or disputed claims for Damages specified in any Officer's Certificate delivered to the Escrow Agent on or before the Termination Date and any unsatisfied or disputed claims by the Target Stockholders' Agent under Section 9.9. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Target Stockholders all Acquiror Common Stock remaining in the Escrow Fund and not required to satisfy such claims. Deliveries of Acquiror Common Stock to the Target Stockholders pursuant to this section shall be made in proportion to the allocation set forth in Section 9.3.

9.11 Actions of the Target Stockholders' Agent. A decision, act, consent or instruction of the Target Stockholders' Agent shall constitute a decision of all Target Stockholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Target Stockholder, and the Escrow Agent and Acquiror may rely upon any decision, act, consent or instruction of the Target Stockholders' Agent as being the decision, act, consent or instruction of each and every such Target Stockholder. The Escrow Agent and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Target Stockholders' Agent.

9.12 Third-Party Claims. In the event Acquiror becomes aware of a third-party claim which Acquiror believes may result in a demand against the Escrow Fund or against the Target Stockholders after the Termination Date, Acquiror shall notify the Target Stockholders' Agent of such claim, and the Target Stockholders' Agent shall be entitled, at his expense, to participate in any defense of such claim. Acquiror shall have the right in its sole discretion to settle any such claim; provided, however, that Acquiror may not effect the settlement of any such claim without the consent of the Target Stockholders' Agent, which consent shall not be unreasonably withheld. In the event that the Target Stockholders' Agent has consented to any such settlement, the Target Stockholders' Agent before the Termination Date shall have no power or authority to object under Section 9.6 or any other provision of this Article IX to the amount of any claim by Acquiror against the Escrow Fund for indemnity with respect to such settlement.

9.13 Additional  Indemnification.  For purposes of this Section 9.13, the phrase
(i) "Floor Amount" shall mean a dollar amount equal to the product of 15% and the amount that Acquiror treats as the purchase price of the stock of ISI for purposes of its financial statements as prepared in accordance with GAAP, (ii) "In Process R&D Amount" shall mean the dollar amount of the purchase price of the stock of ISI that Acquiror allocates to "in process research and development" and therefore expenses immediately for purposes of its financial statements prepared in accordance with GAAP, (iii) "Excess Amount" shall mean a dollar amount equal to the excess, if any, of (A) the lesser of the In Process R&D Amount or the Final Determination Ordinary Income Amount over (B) the Floor Amount, (iv) "Reported Ordinary Income Amount" shall mean the amount of gain that does not constitute long term capital gain that DRG Holdings reports on its federal income tax return as resulting from the sale of the technology of ISI that is deemed to occur in the Deemed Asset Sale (as defined in Section 6.14) or Actual Asset Transfer, (v) "Final Determination Ordinary Income Amount" shall mean the amount of gain that does not constitute long term capital gain that DRG Holdings is, pursuant to a final, irrevocable and unappealable determination, required to recognize for federal income tax purposes as a result of the sale of the technology of ISI that is deemed to occur in the Deemed Asset Sale (as defined in Section 6.14) or Actual Asset Transfer and (vi) "Preliminary Determination Ordinary Income Amount" shall mean the amount of gain that does not constitute long term capital gain that DRG Holdings is required to recognize for federal income tax purposes as a result of the sale of the technology of ISI that is deemed to occur in the Deemed Asset Sale or the Actual Asset Transfer, provided that DRG Holdings or the Target Stockholders are as a result of such determination required to pay the additional tax liability associated with such determination. In the event that (i) the Reported Ordinary Income Amount is less than or equal to the Floor Amount and (ii) there is an Excess Amount, Acquiror shall pay to DRG Holdings an amount equal to the Tax Gross-Up plus costs incurred (including legal and accounting fees) to contest the assertion by a taxing authority that there is an Excess Amount. The Tax Gross-Up shall be an amount calculated to put the Target Shareholders, in the aggregate, in the same after-tax position (taking into account any interest or penalties and any interest on the Loan referred to in the last sentence of this Section 9.13) with respect to the recognition of the Excess Amount as they would have been in had the Excess Amount constituted gain from the sale of a capital asset held for more than one year. As a condition to receiving the Tax Gross-Up, the Target Shareholders shall (i) inform Acquiror within 30 days of the date that a taxing authority asserts that there is an Excess Amount, (ii) take reasonable efforts to contest such assertion and (iii) allow Acquiror, at its own expense, to participate in any such contest. A Tax Gross Up shall also be payable with respect to state income taxes, with the amount thereof being determined as though all references above to federal income taxes, federal income tax returns, final determinations and the like shall refer to the corresponding state income taxes, state income tax returns, state final determinations and the like. In the event of a Preliminary Determination Ordinary Income Amount that would result in payment of a Tax Gross-Up amount if the Preliminary Determination Ordinary Income Amount were a Final Determination Ordinary Income Amount, Acquirer will loan DRG Holdings an amount equal to the amount of such Tax Gross-Up calculated as if the Preliminary Determination Ordinary Income Amount were a Final Determination Ordinary Income Amount. The loan (i) shall be unsecured, (ii) shall bear interest at the federal short-term rate (as defined in Code Section 1274(d)) as in effect during the period that such loan is outstanding, (iii) shall be due within thirty days (30) after the determination that results in the Preliminary Determination Ordinary Income Amount becoming a final, irrevocable and unappealable determination, and (iv) shall have other customary terms and conditions reasonably agreed to by Acquirer and DRG Holdings.


                                    ARTICLE X

                               GENERAL PROVISIONS

10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

(a)      if to Acquiror, to:


                                            Legato Systems, Inc.
                                            3210 Porter Drive
                                            Palo Alto, CA  94304
                                            Attention:        President
                                            Facsimile No.: (650) 812-6032
                                            Telephone No.: (650) 812-6000

                                            with a copy to:

                                            Gunderson Dettmer Stough Villeneuve
                                            Franklin & Hachigian, LLP
                                            155 Constitution Drive
                                            Menlo Park, CA 94025
                                            Attention:Robert V. Gunderson, Jr.
                                            Facsimile No.: (650) 321-2800
                                            Telephone No.: (650) 463-5200

(b)      if to Target, to:

                                            George Wilson
                                            1261 Farm Road
                                            Berwyn, PA  19312
                                            Attention:        President
                          Telephone No.: (610) 251-9198

                                            with a copy to:

                                            Fenwick & West LLP
                                            Two Palo Alto Square
                                            Palo Alto, CA  94306
                                            Attention:       Jacqueline A. Daunt
                                            Facsimile No.: (650) 494-1417
                                            Telephone No.: (650) 494-0600

10.2 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. Any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole. In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after due and diligent inquiry of officers and directors of such party and its subsidiaries reasonably believed to have knowledge of such matters. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to January 27, 1999. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.4 Entire Agreement; No Third Party Beneficiaries. This Agreement, the other Transaction Documents and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Letter and the Acquiror Disclosure Letter constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms. This Agreement shall not confer upon any other person any rights or remedies hereunder.

10.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.6 Remedies Cumulative. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

10.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

10.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.10 California Commissioner of Corporations. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.



     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                                                          LEGATO SYSTEMS, INC.



                                                    By:
                                                    Name:
                                                    Title:


                                                     INTELLIGUARD SOFTWARE, INC.



                                                     By:
                                                     Name:
                                                     Title:



                                                      O.R.P., INC.



                                                      By:
                                                      Name:
                                                      Title:


                                                      DRG HOLDINGS, INC.


                                                      By:
                                                      Name:
                                                      Title:

                                                      Roger Stager



                                                      Donald Trimmer



                                                      George Wilson

                                                                     EXHIBIT 5.1

April 2, 1999

Legato Systems, Inc.
3210 Porter Drive
Palo Alto, California  94304

Re:  REGISTRATION STATEMENT ON FORM S-3


Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 filed by Legato Systems, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on April 2, 1999, (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 720,000 shares of the Company's Common Stock of certain stockholders of the Company (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

         It is our opinion that the Shares are legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.

                                           Very truly yours,

                                           /s/ Gunderson Dettmer Stough
                                           Villeneuve Franklin & Hachigian, LLP

                                           GUNDERSON DETTMER STOUGH
                                           VILLENEUVE FRANKLIN & HACHIGIAN, LLP

                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Legato Systems, Inc. (the "Company") for the registration of 720,000 shares of its common shares, of our reports dated January 18, 1999, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996 which reports are included in the Company's 1998 Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts".



/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
April 2, 1999

                                                                    EXHIBIT 23.3

                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the incorporation by reference in this registration statement of Legato Systems, Inc. on Form S-3 of our report dated July 23, 1998 on the consolidated financial statements of Qualix Group, Inc., appearing in the registration statement No. 333-74433 on Form S-4 of Legato Systems, Inc. We also consent to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

San Jose, California
April 2, 1999